                                                                     Exhibit 4.1


                                                                [CONFORMED COPY]

                                  $650,000,000

                           NOTE ACQUISITION AGREEMENT

                                   dated as of

                                 March 22, 1999

                                      among

                              SAVIA, S.A. de C.V.,
                             as Issuer and Guarantor

                                       and

                            DNAP HOLDING CORPORATION,
                                    as Issuer

                         The HOLDERS Referred to Herein,

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative and Documentation Agent,

                                 CITIBANK, N.A.,
                            as U.S. Collateral Agent,

                                       and

                             BANKERS TRUST COMPANY,
                          as Registrar and Paying Agent

                                 ---------------

                          J.P. MORGAN SECURITIES INC.,
                                BANK OF MONTREAL
                         ING BARING (U.S.) CAPITAL LLC,
                            SALOMON SMITH BARNEY INC.
                                  as Arrangers

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

                              ARTICLE 1 DEFINITIONS

SECTION 1.01.  Definitions.....................................................2
SECTION 1.02.  Accounting Terms and Determinations............................21
SECTION 1.03.  Interests in Global Notes......................................21
SECTION 1.04.  English Language...............................................22

                         ARTICLE 2 PURCHASE OF THE NOTES

SECTION 2.01.  Commitments to Purchase Notes; Expiration......................22
SECTION 2.02.  Method of Issuance.............................................23
SECTION 2.03.  Maturity of Notes; Mandatory Prepayments of Notes..............24
SECTION 2.04.  Interest Rates.................................................25
SECTION 2.05.  Fees...........................................................28
SECTION 2.06.  Optional Prepayments...........................................28
SECTION 2.07.  General Provisions as to Payments..............................29
SECTION 2.08.  Funding Losses.................................................29
SECTION 2.09.  Computation of Interest and Fees...............................30

                              ARTICLE 3 CONDITIONS

SECTION 3.01.  Conditions.....................................................30

                    ARTICLE 4 REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Corporate Existence and Power..................................35
SECTION 4.02.  Corporate and Governmental Authorization;
               No Contravention...............................................35
SECTION 4.03.  Binding Effect.................................................36
SECTION 4.04.  Financial Information..........................................36
SECTION 4.05.  Compliance with Laws...........................................37
SECTION 4.06.  Litigation.....................................................37
SECTION 4.07.  Environmental Matters..........................................37
SECTION 4.08.  Taxes..........................................................37
SECTION 4.09.  Subsidiaries...................................................37
SECTION 4.10.  Regulatory Restrictions on Borrowing or on the
               Reorganization.................................................38
SECTION 4.11.  Full Disclosure................................................38

SECTION 4.12.  Solvency.......................................................39
SECTION 4.13.  No Restrictions on Dividends...................................39
SECTION 4.14.  Listing of Shares..............................................39
SECTION 4.15.  Insurance Industry or Regulatory-Specific Representations......39
SECTION 4.16.  Legal Form; No Immunity........................................39
SECTION 4.17.  Collateral Documents; Collateral...............................40
SECTION 4.18.  Year 2000 Compliance...........................................41

                               ARTICLE 5 COVENANTS

SECTION 5.01.  Information....................................................41
SECTION 5.02.  Payment of Obligations.........................................43
SECTION 5.03.  Maintenance of Property; Insurance.............................43
SECTION 5.04.  Conduct of Business and Maintenance of Existence...............43
SECTION 5.05.  Compliance with Laws...........................................44
SECTION 5.06.  Inspection of Property, Books and Records......................44
SECTION 5.07.  Maintenance of Registration....................................44
SECTION 5.08.   Mergers and Sales of Assets...................................45
SECTION 5.09.  Negative Pledge................................................45
SECTION 5.10.  Limitation on Additional Debt..................................46
SECTION 5.11.  Investments....................................................47
SECTION 5.12.  Savia Subordinated Debt........................................48
SECTION 5.13.  Restricted Payments............................................48
SECTION 5.14.  Transactions with Affiliates...................................48
SECTION 5.15.  Use of Proceeds................................................49
SECTION 5.16.  Intellectual Property Licenses.................................49
SECTION 5.17.  Certain Matters Relating to Collateral and Interest
               Reserve Account................................................49
SECTION 5.18.  Further Assurances.............................................51

                               ARTICLE 6 DEFAULTS

SECTION 6.01.  Events of Default..............................................52
SECTION 6.02.  Notice of Default..............................................56

                              ARTICLE 7 THE AGENTS

SECTION 7.01.  Appointment and Authorization..................................57
SECTION 7.02.  Agents and Affiliates..........................................57
SECTION 7.03.  Action by Agents...............................................57
SECTION 7.04.  Actions by Paying Agent........................................58
SECTION 7.05.  Consultation with Experts......................................58
SECTION 7.06.  Liability of Agents............................................59

SECTION 7.07.  Indemnification................................................59
SECTION 7.08.  Credit Decision................................................60
SECTION 7.09.  Successor Agents...............................................60
SECTION 7.10.  Agents' Fee....................................................60

                        ARTICLE 8 CHANGE IN CIRCUMSTANCES

SECTION 8.01.  Basis for Determining Interest Rate Inadequate or Unfair.......61
SECTION 8.02.  Illegality.....................................................61
SECTION 8.03.  Increased Cost and Reduced Return..............................62
SECTION 8.04.  Mexican Taxes..................................................63
SECTION 8.05.  U.S. Taxes.....................................................66
SECTION 8.06.  Alternative Rate Substituted for Euro-Dollar Rate..............68
SECTION 8.07.  Substitution of Holder.........................................68

                               ARTICLE 9 GUARANTY

SECTION 9.01.  The Guaranty...................................................68
SECTION 9.02.  Guaranty Unconditional.........................................69
SECTION 9.03.  Discharge Only Upon Payment In Full; Reinstatement In
               Certain Circumstances..........................................69
SECTION 9.04.  Waiver by the Guarantor........................................70
SECTION 9.05.  Subrogation....................................................70
SECTION 9.06.  Stay of Acceleration...........................................70

                            ARTICLE 10 MISCELLANEOUS

SECTION 10.01.  Notices.......................................................71
SECTION 10.02.  No Waivers....................................................71
SECTION 10.03.  Expenses; Indemnification.....................................71
SECTION 10.04.  Sharing of Set-offs...........................................73
SECTION 10.05.  Amendments and Waivers; Certain Collateral Releases...........74
SECTION 10.06.  Successors and Assigns........................................75
SECTION 10.07.  Collateral....................................................79
SECTION 10.08.  Governing Law; Submission to Jurisdiction; Service of
                Process.......................................................79
SECTION 10.09.  Counterparts; Integration; Effectiveness......................80
SECTION 10.10.  WAIVER OF JURY TRIAL..........................................81
SECTION 10.11.  Conversion of Currencies......................................81
SECTION 10.12.  Waiver of Immunity............................................81

SCHEDULES AND EXHIBITS

Schedule 1    - Commitment Schedule
Schedule 2    - Existing Swaps
Schedule 5.11 - Investments

Exhibit A     - Tranche A Note
Exhibit B     - Tranche B Note
Exhibit C     - Tranche C Note
Exhibit D-1   - Opinion of New York Counsel for the Issuers
Exhibit D-2   - Opinion of Mexican Counsel for Savia
Exhibit E-1   - Opinion of Special New York Counsel for the Agents
Exhibit E-2   - Opinion of Special Mexican Counsel for the Agents
Exhibit F     - Assignment Agreement
Exhibit G     - Mexican Pledge Agreement
Exhibit H     - U.S. Pledge and Interest Reserve Agreement
Exhibit  I    - Mexican Collateral Reserve Agreement
Exhibit  J    - U.S. Collateral Reserve Agreement
Exhibit K     - Notice of Issuance
Exhibit L     - Secretary's Certificate of Savia
Exhibit M     - Officer's Certificate of Savia
Exhibit N     - Secretary's Certificate of DNAP
Exhibit O     - Officer's Certificate of DNAP
Exhibit P     - Form of Secretary's Certificate of Grantor under
                Mexican Trust Agreements

      AGREEMENT dated as of March 22, 1999 among SAVIA, S.A. de C.V., DNAP HOLDING CORPORATION, the HOLDERS party hereto, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent and Documentation Agent, CITIBANK, N.A., as U.S. Collateral Agent, and BANKERS TRUST COMPANY, as Paying Agent and Registrar.

                                    RECITALS:

      Savia, S.A. de C.V., a Mexican limited liability company (sociedad anonima de capital variable) (with its successors, "Savia"), and DNAP Holding Corporation, a Delaware corporation (with its successors, "DNAP") and a 76.6% indirect subsidiary of Savia, desire to issue three tranches of floating rate notes substantially as follows:

            (a) Savia desires to issue on the Closing Date Tranche A Notes and Tranche B Notes in an aggregate principal amount not to exceed the Tranche A Commitments and the Tranche B Commitments, respectively, hereunder, and to use the proceeds thereof (i) to refinance certain indebtedness assumed by Savia in connection with a proposed corporate reorganization (the "Reorganization") pursuant to which Savia will become the direct or indirect owner of certain shares of Seguros Comercial America S.A. de C.V., a Mexican limited liability company (sociedad anonima de capital variable) (with its successors, "SCA") currently owned by Conglomerado Pulsar, S.A. de C.V. ("Pulsar") and its Affiliates, and after giving effect to which Savia shall own at least 70% of the outstanding capital and voting stock of SCA and (ii) for general corporate purposes including working capital; and

            (b) DNAP desires to issue on the Closing Date Tranche C Notes in an aggregate principal amount not to exceed the Tranche C Commitments hereunder, and to use the proceeds thereof to refinance existing Debt of DNAP and its Subsidiaries in an aggregate principal amount of not less than $85,000,000 and for general corporate purposes, including working capital.

      In consideration of and as a condition to the purchase by the Holders of the Notes hereunder, Savia has agreed to guarantee the obligations of DNAP under the Tranche C Notes and this Agreement and to grant a security interest in certain of Savia's assets to secure its obligations under such guaranty, the Tranche A Notes, the Tranche B Notes and this Agreement, subject to the terms and conditions set forth in the Collateral Documents.

      Therefore, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

      SECTION 1.01 Definitions. The following terms, as used herein, have the following meanings:

      "AAP" or "Applicable Accounting Principles" has the meaning set forth in
Section 1.02.

      "Acquisition" means the proposed acquisition by Savia of 60.2% of the outstanding capital and voting stock of SCA owned, directly or indirectly by certain affiliates of Savia, which, together with 10.6% of the outstanding and voting stock of SCA already owned by Savia, will result in Savia owning, directly or indirectly, approximately 70.8% of the capital and voting stock of SCA.

      "Additional Debt Incurrence" means the incurrence of any Debt of the type referred to under clause (i), (ii) or (viii) of the definition thereof by any Issuer, whether denominated in Dollars, Pesos or any other currency, other than such Debt permitted by clauses (i) through (vi) of Section 5.10(a), and clauses
(i) and (ii) of Section 5.10(b).

      "Adjusted Margin" has the meaning set forth in Section 2.04.

      "Administrative Agent" means Morgan Guaranty Trust Company of New York, in its capacity as administrative agent for the Holders hereunder, and its successors in such capacity.

      "Administrative Questionnaire" means, with respect to each Holder, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Issuers and the Paying Agent) duly completed by such Holder.

      "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls Savia (a "Controlling Person") or (ii) any Person (other than Savia or any of its Subsidiaries) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to vote 20% or more of any class of voting securities of a Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      "Agents" means the Administrative Agent, the Paying Agent, the Documentation Agent, the Registrar and the Collateral Agents.

      "Alternative Rate" means, for any day and for Notes of any Tranche to which it is to apply, a rate per annum equal to the sum of (i) the Adjusted Margin applicable to such Tranche on such day plus (ii) the higher of (A) the Prime Rate for such day and (B) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

      "Applicable Lending Office" means, with respect to any Holder, its Euro-Dollar Lending Office or, if at any time at which the Notes shall bear interest at the Alternative Rate, its Domestic Lending Office.

      "Applicable Premium Amount" means for any Tranche B Note at any date, an amount equal to the following percentage of the principal amount of such Tranche B Note to be prepaid corresponding to the period in which such date occurs: (i) prior to March 31, 2000, 2%, (ii) from March 31, 2000 to but excluding March 31, 2001, 1% and (iii) from and after March 31, 2001, 0%.

      "Arrangers" means J.P. Morgan Securities Inc., ING Baring (U.S.) Capital LLC, Bank of Montreal and Salomon Smith Barney Inc., in their respective capacities as Arrangers hereunder.

      "Asset Sale" means any sale, lease or other disposition (including any such transaction effected by way of merger or consolidation) (a "disposition") by either Issuer of any asset, including without limitation any sale-leaseback transaction, whether or not involving a capital lease and any sale by Savia of any Seminis Shares pursuant to the Seminis IPO, but excluding dispositions of inventory, cash, cash equivalents and other cash management investments and obsolete, unused or unnecessary equipment and undeveloped real estate, in each case in the ordinary course of business.

      "Assignee" has the meaning set forth in Section 10.06.

      "Assumed Debt" has the meaning set forth in clause (x) of Section 3.01(e).

      "Bank" means any Holder that is a commercial or investment bank with assets of not less than U.S. $50,000,000 or its equivalent (in any relevant currency) or any affiliate of the foregoing, that has as a significant part of its business the making of, or holding of interests in, bank loans or, in the case of the Notes, has funded or is maintaining the funding of its interest in the Notes through funding in the London Interbank Offered Market.

      "Bolsa Mexicana" means Bolsa Mexicana de Valores, S.A. de C.V., the Mexican Stock Exchange.

      "Calculation Agent" at any time means the Administrative Agent at such time, but solely in its role as "Calculation Agent" under the Share Appreciation Rights.

      "Closing Date" means the date on or after the Effective Date on which the conditions specified in Section 3.01 shall first have been satisfied and on which the Issuances shall occur.

      "CNBV" means the National Banking and Securities Commission (Comision Nacional Bancaria y de Valores) of Mexico or any entity succeeding to any or all of its functions.

      "CNSF" means the National Insurance and Bonding Commission (Comision Nacional de Seguros y Fianzas) of Mexico or any entity succeeding to any or all of its functions.

      "Collateral" means the collateral subject to the Collateral Documents.

      "Collateral Agent" means the U.S. Collateral Agent or the Mexican Trustee, and "Collateral Agents" means both of them.

      "Collateral Documents" means, collectively, the Mexican Trust Agreements and the U.S. Pledge and Interest Reserve Agreement.

      "Collateral Value" means at any date of determination and for any portion of the Share Collateral, an amount equal to:

            (i) the number of such shares in such Share Collateral of the relevant issuer, multiplied by

            (ii) the average closing price for the most recent five trading days preceding the relevant date of determination, as published by or on (x) if such portion of the Share Collateral consists of SCA or Empaques Shares, the Bolsa Mexicana multiplied by the Exchange Ratio for such date, (y) if such portion of the Share Collateral consists of Seminis Shares, The New York Stock Exchange or other principal stock exchange or quotation system on or through which such stock is then traded and (z) if such Share Collateral consists of DNAP Shares, the Automated Quotation system of the National Association of Securities Dealers, Inc.

As used in this definition, "Exchange Ratio" means for any date the exchange rate for the satisfaction of foreign currency denominated liabilities payable in Mexico (tipo de cambio para solventar obligaciones denominadas en moneda extranjera pagaderas en la Republica Mexicana) published by Banco de Mexico on the Domestic Business Day (in Mexico City) immediately preceding such date (or, if no such rate is published on such date, such rate as most recently published prior to such date) and in effect on such date of determination, which shall be a Domestic Business Day.

      "Commitment" means, with respect to each Holder, the amount set forth opposite the name of such Holder on the Commitment Schedule under the heading "Holder's Total Commitments".

      "Commitment Schedule" means the Commitment Schedule attached as Schedule 1 hereto and identified as such.

      "Consolidated Debt" means for any Person at any date the aggregate Debt of such Person and its Consolidated Subsidiaries at such date, determined on a consolidated basis, including without limitation any Derivatives Obligations that constitute Debt, all determined at such date.

      "Consolidated EBITDA" means, for any Person and for any fiscal period, Consolidated Operating Income for such Person for such period plus, to the extent deducted in determining such Consolidated Operating Income for such period, the aggregate amount of depreciation and amortization expenses of such Person and its Consolidated Subsidiaries, determined on a consolidated basis for such period.

      "Consolidated Operating Income" means, for any Person and for any fiscal period, operating income of such Person and its Consolidated Subsidiaries, determined on a consolidated basis for such period.

      "Consolidated Subsidiary" means, at any date and for any Person, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

      "Debt" of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with AAP, (v) all non-contingent obligations (and, for purposes of Section 5.09 and the definition of Material Debt, all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property, (vii) all Debt secured by a

Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, (viii) all Derivatives Obligations of such Person (valued, for purposes of any determination hereunder, after giving effect to any contractually permitted netting), but excluding (except in the case of the definition of Material Debt) Derivatives Obligations pursuant to interest rate or currency hedges entered into by such Person for the bona fide purpose of hedging such Person's exposure under other Debt or similar obligations of such Person and (ix) all Debt of others Guaranteed by such Person.

      "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

      "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

      "Dividend Payment" means, with respect to either Issuer, payments received by such Issuer from any of its Subsidiaries in respect of dividends or distributions on, purchases or redemptions of, or similar payments with respect to, capital stock, other equity securities, or options, warrants or other rights to acquire any such capital stock or other equity securities of such Subsidiary.

      "DNAP" has the meaning set forth in the recitals to this Agreement.

      "DNAP Prepayment Amount" means, with respect to any Asset Sale, Equity Issuance or Additional Debt Incurrence by DNAP, or any Dividend Payment received by DNAP, 100% of the Net Cash Proceeds thereof, provided that:

            (i) the DNAP Prepayment Amount shall exclude the Net Cash Proceeds of the rights offering by DNAP for subscriptions to its common stock initiated in October, 1998 except to the extent that the aggregate Net Cash Proceeds received by DNAP with respect thereto exceed $49,200,000; and

            (ii) in addition to the amounts referred to in clause (i) above, if at the time of receipt of any Net Cash Proceeds no Default is then continuing, DNAP may elect to reduce the DNAP Prepayment Amount of any relevant transaction by an amount (not to exceed $25,000,000 for all such transactions as a whole, net of any amounts similarly retained by Savia pursuant to clause (ii) in the proviso of the definition of "Savia Prepayment Amount", and net of any management fees or royalty payments to Savia), solely for the purpose of making required payments on outstanding Debt of DNAP required prior the Maturity Date.

      "DNAP Shares" means common stock of DNAP, $0.01 par value per share.

      "Documentation Agent" means Morgan Guaranty Trust Company of New York, in its capacity as documentation agent for the Holders hereunder, and its successors in such capacity.

      "Dollar", "$" or "Dollars" means U.S. Dollars.

      "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City or Mexico City are authorized by law to close.

      "Domestic Lending Office" means, as to each Holder, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Holder may hereafter designate as its Domestic Lending Office by notice to the Issuers and the Administrative Agent.

      "Effective Date" means the date this Agreement becomes effective in accordance with Section 10.09.

      "Eligible Collateral" means any SCA Shares, Empaques Shares, DNAP Shares or Unencumbered Cash.

      "Empaques" means Empaques Ponderosa, S.A. de C.V., a Mexican limited liability company (sociedad anonima de capital variable), and its successors.

      "Empaques Shares" means the common stock of Empaques.

      "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, technical standards (normas tecnicas), judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof. As used in this definition, "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

      "Equity Issuance" means the issuance and sale by either Issuer of any equity securities of, or any other equity interests in, such Issuer, whether denominated in Dollars, Pesos or any other currency.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

      "ERISA Group" means Savia, any Subsidiary of Savia and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Savia (if Savia has employees that are so subject) or any such Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code; provided that so long as Savia itself does not have any trades or businesses with employees subject to ERISA, Savia shall not be included in the definition of "ERISA Group".

      "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

      "Euro-Dollar Lending Office" means, as to each Holder, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Holder as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Issuers and the Administrative Agent.

      "Event of Default" has the meaning set forth in Section 6.01.

      "Existing Swaps" means the equity swaps or derivatives between Savia and
(i) The Chase Manhattan Bank and NationsBank, N.A., (ii) Bancomer, S.A., (iii) Banco Nacional de Mexico, S.A. and (iv) Banco Inverlat, S.A., respectively (or their respective successors), as counterparties, as set forth on Schedule 2.

      "Existing Swaps Debt" means Debt in an aggregate principal amount not in excess of $312,000,000 under the Existing Swaps.

      "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day; provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Administrative Agent.

      "Financing Documents" means this Agreement, the Notes, the Collateral Documents, the Mexican Collateral Reserve Trust Agreement, the U.S. Collateral Reserve Agreement, the Share Appreciation Rights and any ancillary documents relating thereto, and "Financing Document" means any one of the foregoing.

      "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person (including an aval) and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

      "Guarantor" means Savia in its capacity as guarantor under Article 9 of this Agreement.

      "Holder" means (i) each entity listed as a "Holder" on the signature pages hereof, (ii) each Assignee and (iii) their respective successors (subject to Section 1.03).

      "IMSS" means Instituto Mexicano del Seguro Social.

      "Indemnitee" has the meaning set forth in Section 10.03.

      "INFONAVIT" means Instituto del Fondo Nacional de la Vivienda para los Trabajadores.

      "Initial Outstanding Amount" means the aggregate outstanding principal amount of all the Notes on the Closing Date (after giving effect to all Issuances made on the Closing Date).

      "Interest Period" means, with respect to each Note, (x) in the case of the first Interest Period, the period commencing on the Closing Date and ending on the last Euro-Dollar Business Day of April, 1999, (y) in the case of each of the next two Interest Periods, the period commencing on the last day of the immediately preceding Interest Period and ending on the last Euro-Dollar Business Day of the next succeeding calendar month and (z) thereafter, the period commencing on the last day of the immediately preceding Interest Period and ending on the last Euro-Dollar Business Day of September, December, March or June next occurring after the first day of such period; provided that:

            (i) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day, unless (except in the case of the first Interest Period) such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

            (ii) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Euro-Dollar Business Day of a calendar month;

            (iii) if any Interest Period includes a date on which a scheduled payment of principal of Notes is required to be made under Section 2.03(b) but does not end on such date, then (i) the principal amount of each Note or portion thereof required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such Note shall have an Interest Period determined as set forth above; and

            (iv) any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date.

      "Interest Reserve Amount" has the meaning set forth in Section 5.17(d).

      "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

      "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, Guarantee, time deposit or otherwise (but not including any demand deposit) or by the acquisition of a business or all or substantially all of the assets of another Person comprising a business or business division.

      "Issuance" shall mean an issuance of a Note by any Issuer to any Holder.

      "Issuer" means (i) when used solely with respect to the Tranche A Notes or Tranche B Notes, Savia and (ii) when used solely with respect to the Tranche C Notes, DNAP; and "Issuers" means both of them (including, in any case as the context may require, Savia as Guarantor).

      "LIBOR" has the meaning set forth in Section 2.04(a).

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, Savia or any of its Subsidiaries shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

      "Luxembourg Agent" means Kredietbank S.A. Luxembourgeoise Societe Anonyme in its capacity as listing agent and paying agent in Luxembourg.

      "Material Adverse Effect" means with respect to any Person, (i) a material adverse effect on the condition (financial or otherwise), business, results of operations, properties, liabilities or prospect of such Person and its Subsidiaries, taken as a whole, (ii) a material adverse effect on the ability of either Issuer to consummate the transactions contemplated to occur on the Closing Date or (iii) a material adverse effect on the ability of either Issuer to perform its obligations, or the rights and remedies of the Agents and/or Holders, under the Financing Documents. Unless otherwise specified, "Material Adverse Effect" means a Material Adverse Effect with respect to Savia.

      "Material Debt" means Debt (other than the Notes) of one or both Issuers and/or one or more of their Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $10,000,000 regardless of the currency in which it may be denominated.

      "Material Plan" means, at any time, a Plan or Plans having aggregate Unfunded Liabilities in excess of $500,000.

      "Maturity Date" means March 31, 2002 or, if such date is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

      "Mexican Collateral Reserve Trust Agreement" means the Mexican Share Collateral Reserve Trust Agreement with respect to certain Empaques Shares among Savia, certain subsidiaries of Savia and the Mexican Trustee dated the Closing Date and substantially in the form of Exhibit I, as amended from time to time.

      "Mexican GAAP" has the meaning set forth in Section 1.02.

      "Mexican Trust Agreements" means each of the trust agreements with respect to the SCA Shares and the Empaques Shares, respectively, among Savia, certain subsidiaries of Savia and the Mexican Trustee dated the Closing Date and substantially in the form of Exhibits G-1 and G-2, as amended from time to time.

      "Mexican Trustee" means Bancomer, S.A., as trustee under the Mexican Trust Agreements and as trustee under the Mexican Collateral Reserve Agreement, and its successors in such capacity.

      "Mexico" means the United Mexican States.

      "Mexico Spread Increase" and "Mexico Spread Decrease" have the respective meanings set forth in Section 2.04(a).

      "Ministry of Finance" means the Ministry of Finance and Public Credit (Secretaria de Hacienda y Credito Publico) of Mexico or any entity succeeding to all or any of its functions.

      "Multiemployer Plan" means, at any time, an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

      "NASDAQ" means the Automated Quotation System maintained by the National Association of Securities Dealers, Inc.

      "Net Cash Proceeds" means, (i) with respect to any Asset Sale, an amount equal to the cash proceeds received by any Issuer from or in respect of such Asset Sale (including any cash proceeds received as income or other proceeds of any noncash proceeds of any Asset Sale), less (x) any expenses reasonably incurred by such Person in respect of such Asset Sale, (y) the amount of any Debt secured by a Lien on any asset disposed of in such Asset Sale and discharged from the proceeds thereof and (z) any net taxes reasonably estimated by the chief financial officer or treasurer of such Issuer actually to be paid with respect to such Asset Sale during or with respect to the fiscal year in which such Asset Sale occurs; (ii) with respect to any Additional Debt Incurrence or Equity Issuance, an amount equal to the cash proceeds received by such Issuer from or in respect of such event, less any underwriting fees and discounts and any other expenses reasonably incurred by such Issuer in respect thereof; and (iii) with respect to any Dividend Payment, an amount equal to the cash proceeds received by such Issuer from or in respect of such Dividend Payment less any net taxes reasonably estimated by the chief financial officer or treasurer of such Issuer actually to be paid with respect to such Dividend Payment during or with respect to the fiscal year in which such Dividend Payment occurs.

      "New York Courts" has the meaning set forth in Section 10.08(b).

      "New York Stock Exchange" means the New York Stock Exchange, Inc.

      "Notes" means the Tranche A Notes, the Tranche B Notes and the Tranche C Notes or any combination of the foregoing, and "Note" means any of the foregoing, in each case subject to Section 1.03.

      "Notice of Issuance" has the meaning set forth in Section 2.02(a).

      "Offering Memorandum" means the Offering Memorandum dated as of March 16, 1999 relating to the offering of the Notes.

      "Other Pledgors" means (i) each of the pledgors other than Savia party to the Mexican Pledge Agreement with respect to the SCA Shares and (ii) Bionova International, Inc., as a pledgor under the U.S. Pledge Agreements with respect to the DNAP Shares.

      "Parent" means, with respect to any Holder, any Person controlling such Holder.

      "Participant" has the meaning set forth in Section 10.06.

      "Paying Agent" means Bankers Trust Company, as registrar and paying agent for the Holders hereunder and as registrar under the Share Appreciation Rights, and its successors in such capacity.

      "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

      "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      "Peso" or "Pesos" means the lawful currency of Mexico.

      "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

      "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

      "Process Agent" has the meaning set forth in Section 10.08(c) hereof.

      "Pulsar" has the meaning set forth in the first recital to this Agreement.

      "Reference Banks" means the principal London office of Morgan Guaranty Trust Company of New York and any other Holder that is Bank designated as a "Reference Bank" by the Issuers and the Administrative Agent for purposes of this Agreement.

      "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

      "Regulatory Accounting Principles" has the meaning set forth in Section 1.02.

      "Reorganization" has the meaning set forth in the first recital to this Agreement.

      "Required Holders" means, at any time, Holders having more than 50% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing more than 50% of the aggregate unpaid principal amount of the Notes.

      "Reserve Stock" has the meaning set forth in the U.S. Collateral Reserve Agreement.

      "Reserved Asset Sale Amount" has the meaning set forth in the definition of Savia Prepayment Amount.

      "Restricted Payment" means (a) any dividend or other distribution on any shares of capital stock of Savia (except dividends payable solely in shares of its capital stock) or (b) any payment on account of the purchase, redemption, retirement or acquisition of (i) any shares of capital stock of Savia or (ii) any option, warrant or other right to acquire shares of capital stock of Savia (but not including payment made with respect to convertible debt securities prior to conversion).

      "SAR" means Sistema de Ahorro para el Retiro, or mandatory retirement fund system.

      "Savia" has the meaning set forth in the recitals to this Agreement.

      "Savia Prepayment Amount" means, with respect to any Asset Sale, Equity Issuance or Additional Debt Incurrence by Savia or any Other Pledgor, or any Dividend Payment received by Savia or any Other Pledgor, 100% of the Net Cash Proceeds thereof, provided that:

                  (i) if at the time of receipt of any Net Cash Proceeds from any Asset Sale, which would otherwise be required to be prepaid pursuant to Section 2.04(c), no Default is then continuing, the Savia Prepayment Amount shall be reduced by an amount (the "Reserved Asset Sale Amount") equal to the amount by which all Savia Prepayment Amounts previously applied (including after giving effect to any partial application thereof pursuant to such Asset Sale) from Asset Sales by Savia and/or any Other Pledgors prior to March 31, 2000 exceeds $325,000,000 (but the aggregate amount of all Reserved Asset Sale Amounts shall in no event exceed $100,000,000);

                  (ii) in addition to the amounts referred to in clause (i)
            above, if at the time of receipt of any Net Cash Proceeds no Default is then continuing, Savia may elect to reduce the Savia

            Prepayment Amount of any relevant transaction by an amount (not to exceed $25,000,000 for all such transactions as a whole, net of any amounts similarly retained by DNAP pursuant to clause (ii) in the proviso of the definition of "DNAP Prepayment Amount"), solely for the purpose of (x) making required payments on outstanding Debt of Savia required prior the Maturity Date or (y) paying corporate expenses of Savia; and

                  (iii) in the case of issuances or sales by Savia pursuant to the Savia Repurchase Program, the Savia Prepayment Amount for all such issuances or sales after the Closing Date shall be zero for so long as Savia remains in compliance with the limitations set forth in Section 5.13.

      "Savia Repurchase Program" means the stock repurchase and reissuance program of Savia in effect on the date hereof.

      "Savia Subordinated Debt" has the meaning set forth in clause (x) of
Section 3.01(e).

      "SCA" has the meaning set forth in the first recital to this Agreement.

      "SCA A Shares" means the Class I, Series A common stock of SCA, no par value per share.

      "SCA B Shares" means the Class I, Series B common stock of SCA, no par value per share.

      "SCA Shares" means the SCA A Shares and SCA B Shares.

      "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated by the United States Securities and Exchange Commission thereunder.

      "Seminis" means Seminis Inc., an Illinois corporation, and its successors.

      "Seminis IPO" means the initial underwritten public offering of Seminis Shares.

      "Seminis Shares" means the common stock of Seminis, par value $.01 per share.

      "Share Appreciation Rights" means the Share Appreciation Rights issued by Savia on the Closing Date in connection with the Issuance of the Notes, as amended from time to time.

      "Share Collateral" means initially (i) 50.8% of the issued and outstanding capital and voting stock of SCA, (ii) 49% of the issued and outstanding capital and voting stock of Seminis, subject to the provisions of the U.S. Collateral Reserve Agreement, (iii) 49% of the issued and outstanding capital and voting stock of DNAP subject to the provisions of the U.S. Collateral Reserve Agreement, and (iv) 49% of the issued and outstanding capital and voting stock of Empaques subject to the provisions of the Mexican Collateral Reserve Trust Agreement, each pledged or transferred in trust as security in favor of the Agents and the Holders as security for the Issuers' obligations under the Notes.

      "Share Collateral Reduction Period" means the first date on which (and Savia shall have delivered to the Administrative Agent and the Collateral Agents a certificate of its chief financial officer demonstrating in reasonable detail that) both

                  (A) (i) the total Debt of Savia on an unconsolidated basis is not greater than $600,000,000 and (ii) the Consolidated Debt of Savia is not greater than $1,100,000,000 and

                  (B) either: (I) (x) the aggregate outstanding principal amount of the Notes shall have been reduced to not more than $325,000,000,
            (y) Seminis Shares shall be listed on the New York Stock Exchange or any other stock exchange or other automated quotation system in the United States and (z) the total market capitalization (determined for any date in the relevant manner specified in the definition of Collateral Value) of Seminis shall be at least $2,000,000,000; or
            (II) the aggregate outstanding principal amount of the Notes shall have been reduced to not more than $250,000,000.

      "Significant Subsidiary" means, at any time with respect to either Issuer, any Subsidiary or Subsidiaries of such Issuer that in the aggregate would constitute a "Significant Subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof, except that, in the case of any individual Subsidiary, all references to "10 percent" in such definition shall be changed to "5 percent."

      "Subsidiary" means, as to any Person, (i) any Consolidated Subsidiary of such Person and (ii) any other corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person or any corporation or other entity of more than 50% of its outstanding securities are at the time directly or indirectly owned by such Person; provided that (x) each of SCA and each Other Pledgor shall in all events be deemed a Subsidiary of Savia and (y) unless otherwise specified, "Subsidiary" means a Subsidiary of Savia.

      "Temporary Cash Investment" means:

            (a) any Dollar-denominated Investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) time deposits with, including certificates of deposit issued by, any office located in the United States of (A) any bank or trust company which is organized under the laws of the United States or any state thereof, or any country that is a member of the Organization for Economic Cooperation and Development and has capital, surplus and undivided profits aggregating at least $1,000,000,000 or (B) any Holder or (iii) repurchase agreements with respect to securities described in clause (a)(i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (a)(ii) above; provided in each case that such Investment matures within one month from the date of acquisition thereof by the Person making such Investment,

            (b) any Peso- or Dollar-denominated Investment in (i) direct obligations of Mexico or obligations guaranteed expressly by Mexico, (ii) commercial paper issued by a Mexican issuer and rated at least A1 or equivalent by Standard & Poor's de Mexico, S.A. de C.V. or another Mexican rating agency of recognized standing, (iii) time deposits with, including certificates of deposit issued by, (x) any office located in Mexico of Banco Nacional de Mexico, S.A., Bancomer, S.A., Banco Mercantil del Norte, S.A., Banco Inbursa, S.A., Citibank Mexico, S.A., Grupo Financiero Citibank or Banco Santander Mexicano, S.A. or (y) any branch located in Mexico of any bank or trust company which is organized under the laws of the United States or any state thereof or any country that is a member of the Organization for Economic Cooperation and Development and has capital, surplus and undivided profits aggregating at least $1,000,000,000, or (iv) repurchase agreements (including reportos) with respect to securities described in clause (b)(i) above entered into with an office or branch of any bank referred to in clause (b)(iii) above; provided in each case that such Investment matures within 180 days from the date of acquisition thereof by the Person making such Investment, or

            (c) any Investment in a money market mutual fund (including a money market fund or money market mutual fund for which the U.S. Collateral Agent in its individual capacity or any of its affiliates is investment manager or advisor or from which the U.S. Collateral Agent in its individual capacity or any of its affiliates charges or collects fees and expenses for services rendered) that has a long-term debt rating by each relevant rating agency at the time at which such Investment is made in one of the three highest long-term rating categories for such rating agency (e.g. for Standard & Poor's Ratings Services, AAA+, AAA or AAA-).

      "Total Collateral Value" means at any date the aggregate Collateral Value of all Collateral subject to the security interests created by the Collateral Documents at such date.

      "Tranche" means any of Tranche A, Tranche B or Tranche C.

      "Tranche A" means the financing provided to Savia by the Tranche A Holders pursuant to Section 2.01(a).

      "Tranche A Commitment" means, with respect to each Holder, the amount (if any) set forth opposite the name of such Holder on the Commitment Schedule under the heading "Tranche A Commitments".

      "Tranche A Notes" means Savia's Notes, issued in respect of Tranche A, substantially in the form set forth in Exhibit A hereto.

      "Tranche A Holder" means (i) each Holder with a Tranche A Commitment, (ii) each Assignee of a Tranche A Note and (iii) their respective successors.

      "Tranche B" means the financing provided to Savia by the Tranche B Holders pursuant to Section 2.01(b).

      "Tranche B Commitment" means, with respect to each Holder, the amount (if any) set forth opposite the name of such Holder on the Commitment Schedule under the heading "Tranche B Commitments".

      "Tranche B Notes" means Savia's Notes, issued in respect of Tranche B, substantially in the form set forth in Exhibit B hereto.

      "Tranche B Holder" means (i) each Holder with a Tranche B Commitment, (ii) each Assignee of a Tranche B Note and (iii) their respective successors.

      "Tranche C" means the financing provided to DNAP by the Tranche C Holders pursuant to Section 2.01(c).

      "Tranche C Commitment" means, with respect to each Holder, the amount (if any) set forth opposite the name of such Holder on the Commitment Schedule under the heading "Tranche C Commitments".

      "Tranche C Notes" means DNAP's Notes, issued in respect of Tranche C, substantially in the form set forth in Exhibit C hereto.

      "Tranche C Holder" means (i) each Holder with a Tranche C Commitment, (ii) each Assignee of a Tranche C Note and (iii) their respective successors.

      "Unencumbered Cash" means, with respect to any Person, any cash or Temporary Cash Investments of the type referred to in clause (a) of the definition thereof denominated in Dollars owned legally and beneficially by such Person free and clear of any Liens other than Liens created under the Collateral Documents.

      "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

      "United States" or "U.S." means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

      "U.S. Collateral Agent" means Citibank, N.A. in its capacity as collateral agent under the U.S. Pledge and Interest Reserve Agreement and as agent under the U.S. Collateral Reserve Agreement, and its successors in each such capacity.

      "U.S. Collateral Reserve Agreement" means the U.S. Share Collateral Reserve Agreement, with respect to certain DNAP Shares and certain Seminis Shares, among Savia, certain subsidiaries of Savia and the U.S. Collateral Agent dated the Closing Date and substantially in the form of Exhibit J, as amended from time to time.

      "U.S. GAAP" has the meaning set forth in Section 1.02.

      "U.S. Pledge and Interest Reserve Agreement" means the U.S. Pledge and Interest Reserve Agreement, with respect to certain DNAP Shares and certain Seminis Shares, among Savia, certain subsidiaries of Savia and the U.S. Collateral Agent dated the Closing Date and substantially in the form of Exhibit H, as amended from time to time.

      SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder by any Person shall be prepared (A) in the case of any of the foregoing with respect to SCA and any other Person subject to the jurisdiction of CNSF or otherwise required to report in accordance with the rules and practices established by the CNSF in respect of accounting for insurance companies subject to its jurisdiction, as in effect from time to time, applied on a basis consistent with the most recent audited financial statements of such Person delivered to the Holders ("Regulatory Accounting Principles"),
(B) in the case of Seminis and DNAP, generally accepted accounting principles as in effect from time to time in the United States, applied (in the case of any such Person) on a basis consistent (except for changes concurred in by such Person's independent public accountants) with the most recent audited consolidated financial statements of such Person delivered to the Holders ("U.S. GAAP") and (C) in any case not covered by clause (A) or (B) above (including any determination of Savia and its Consolidated Subsidiaries on a consolidated basis), in accordance with generally accepted accounting principles in Mexico in effect from time to time, applied (in the case of any Person) on a basis consistent (except for changes concurred in by such Person's independent public accountants) with the most recent audited financial statements of such Person delivered to the Holders ("Mexican GAAP") (any of Regulatory Accounting Principles, U.S. GAAP or Mexican GAAP, as applicable to any Person or other determination, "Applicable Accounting Principles" or "AAP"); provided that if the Issuers notify the Documentation Agent that they wish to amend any covenant in Article 5 or any Event of Default in clause (j), (k), (l) or (m) of Section
6.01 to eliminate the effect of any change in AAP on the operation of such covenant (or if the Documentation Agent notifies the Issuers that the Required Holders wish to amend any covenant in Article 5 or any Event of Default in clause (j), (k), (l) or (m) of Section 6.01 for such purpose), then compliance with such covenant shall be determined on the basis of AAP in effect immediately before the relevant change in AAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Issuers and the Required Holders..

      SECTION 1.03. Interests in Global Notes. Certain of the Notes will be issued and represented in the form of one or more "global notes" (each, a "Global Note") registered in the name of a nominee of The Depository Trust Company as a depository for the accounts of certain participants, which participants will hold for the accounts of certain additional beneficial owners, and references herein to "Notes" and any "Holder" of a Note shall include such beneficial owners in the relevant Global Note, to the extent so registered with the Paying Agent pursuant to the terms hereof, and each such beneficial owner's interest therein.

      SECTION 1.04. English Language. All certificates, reports, financial statements, instruments, certificates and other documents delivered or to be delivered by either Issuer or any of its respective Subsidiaries pursuant hereto or in connection herewith (other than reports required to be delivered to regulators or to the Bolsa Mexicana in Spanish and other corporate documents, reports, memoranda and the like prepared in Spanish in the ordinary course of business) shall, unless otherwise expressly specified, be in the English language.

                                    ARTICLE 2

                              PURCHASE OF THE NOTES

      SECTION 2.01. Commitments to Purchase Notes; Expiration.

      (a) Tranche A Notes. Each Tranche A Holder severally agrees, on the terms and conditions set forth in this Agreement, to purchase a single Tranche A Note from Savia on the Closing Date in an amount not to exceed such Tranche A Holder's Tranche A Commitment. The Issuance of Tranche A Notes shall be made to the several Tranche A Holders ratably in proportion to their respective Tranche A Commitments.

      (b) Tranche B Notes. Each Tranche B Holder severally agrees, on the terms and conditions set forth in this Agreement, to purchase a single Tranche B Note from Savia on the Closing Date in an amount not to exceed such Tranche B Holder's Tranche B Commitment. The Issuance of Tranche B Notes shall be made to the several Tranche B Holders ratably in proportion to their respective Tranche B Commitments.

      (c) Tranche C Notes. Each Tranche C Holder severally agrees, on the terms and conditions set forth in this Agreement, to purchase a single Tranche C Note from DNAP on the Closing Date in an amount not to exceed such Tranche C Holder's Tranche C Commitment. The Issuance of Tranche C Notes shall be made to the several Tranche C Holders ratably in proportion to their respective Tranche C Commitments.

      (d) Expiration of Commitments. Each of the Tranche A Commitments, Tranche B Commitments and Tranche C Commitments shall expire on the Closing Date immediately after giving effect to the Issuances on the Closing Date or, if the Closing Date has not theretofore occurred, at the close of business (New York City time) on March 31, 1999 (regardless of whether any Issuances have occurred). None of the Tranches contains any revolving feature and amounts repaid or prepaid with respect thereto may not be reissued.

      SECTION 2.02. Method of Issuance. (a) Each Issuer shall give the Administrative Agent and the Paying Agent irrevocable notice in the form of Exhibit K hereto (each such notice, a "Notice of Issuance") not later than 10:30 A.M. (New York City time) on the fifth Euro-Dollar Business Day before each Issuance by such Issuer, specifying:

            (i) the date of such Issuance, which shall be the Closing Date and a Euro- Dollar Business Day; and

           (ii) the aggregate principal amount, and the Tranche, of the Notes to be issued in such Issuance.

      (b) Upon receipt of a Notice of Issuance, the Paying Agent shall promptly notify the Holders of the contents thereof and of such Holder's ratable share of the relevant Tranche of the Notes to be issued pursuant thereto and such Notice of Issuance shall not thereafter be revocable by the relevant Issuer.

      (c) Not later than 12:00 Noon (New York City time) on the Closing Date, each Holder shall make available its ratable share of such Issuance, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 10.01. Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent will make the funds so received from the Holders available to the relevant Issuer at the Administrative Agent's aforesaid address.

      (d) Unless the Administrative Agent shall have received notice from a Holder prior to the Closing Date that such Holder will not make available to the Administrative Agent such Holder's share of such Issuance, the Administrative Agent may assume that such Holder has made such share available to the Administrative Agent on the Closing Date in accordance with Section 2.02(c) and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Issuer on such date a corresponding amount. If and to the extent that such Holder shall not have so made such share available to the Administrative Agent, such Holder and the Issuers severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to an Issuer until the date such amount is repaid to the Administrative

Agent, at (i) in the case of the Issuers, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto (as if such amount were a Note) pursuant to Section 2.04 and (ii) in the case of such Holder, the Federal Funds Rate. If such Holder shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Holder's purchase of a Note of the relevant Tranche for purposes of this Agreement.

      (e) On the Closing Date, against payment as set forth in subsection (c) of this Section, each Issuer shall deliver to the Paying Agent, with respect to each Tranche of Notes issued by such Issuer, a Note of such Tranche registered in the name of each Holder and representing the aggregate principal amount of Notes of such Tranche to be purchased from such Issuer on the Closing Date by such Holder.

      SECTION 2.03. Maturity of Notes; Mandatory Prepayments of Notes. (a) Each Note of each Tranche shall mature, and the outstanding principal amount thereof shall be due and payable (together with accrued interest thereon), on the Maturity Date.

      (b) On each of the dates set forth below, there shall become due and payable, and Savia shall repay, Tranche A Notes and Tranche B Notes in an aggregate principal amount equal to the amount set forth opposite such date, together with accrued interest thereon to the date of payment:

                     Date                        Amount
                     ----                        ------

               December 31, 1999              $100,000,000
               March 31, 2001                 $225,000,000

Such repayment shall be allocated pro rata between the Tranche A Notes and the Tranche B Notes then outstanding, in accordance with their respective principal amounts. Amounts set forth above shall be reduced, in forward chronological order, by the amount of any prepayments made pursuant to clause (c) below.

            (c) Savia shall prepay the Tranche A Notes and Tranche B Notes within three Euro-Dollar Business Days after the date of any receipt by Savia after the date hereof of any Savia Prepayment Amount.

      (d) DNAP shall prepay the Tranche C Notes within three Euro-Dollar Business Days after the date of any receipt by DNAP after the date hereof of any DNAP Prepayment Amount.

      (e) Notwithstanding the provisions of subsections (c) and (d), (i) if any Savia Prepayment Amount or DNAP Prepayment Amount that would otherwise be required to be applied to prepay the Notes under subsection (c) or (d), respectively, aggregates less than $1,000,000, such repayment shall only be required upon receipt of other Savia Prepayment Amounts or DNAP Prepayment Amounts, as the case may be, which, together with all other Savia Prepayment Amounts or DNAP Prepayment Amounts not previously so applied, respectively, are greater than $1,000,000, and (ii) if no Notes can then be prepaid without the Issuer thereof incurring costs pursuant to Section 2.08, such Savia Prepayment Amount or DNAP Prepayment Amount, as the case may be, may instead be pledged with the Paying Agent on terms satisfactory to the Paying Agent and such prepayment may be deferred to the last day of the Interest Period applicable to such Notes next ending after the date of such receipt.

      (f) Each prepayment of the Notes pursuant to subsections (c) or (d) shall be applied ratably to payment of the Notes of the relevant Tranche held by the Holders in proportion to the aggregate outstanding principal amounts of such Notes; provided that any prepayment pursuant to subsection (c) after the date on which all scheduled repayments required by subsection (b) above have been made (or reduced to $0 pursuant to the last sentence thereof) shall be applied first to the repayment of Tranche A Notes and second, after the Tranche A Notes have been repaid in full, to the Tranche B Notes, in each case in proportion to the aggregate outstanding principal amounts of the Notes of such Tranche. Each prepayment of the Notes pursuant to subsection (c) made on or prior to the second anniversary of the Closing Date shall reduce any subsequent scheduled amortization payments of Notes of such Tranche to be made pursuant to subsection
(b).

      (g) Each Issuer shall give the Administrative Agent and the Paying Agent at least five Euro-Dollar Business Days' prior notice of each prepayment required to be made by such Issuer (or of any permitted election to retain all or any portion of any Savia Prepayment Amount or DNAP Prepayment Amount, as the case may be) pursuant to subsections (c) or (d). Upon receipt of a notice of prepayment pursuant to this Section, the Paying Agent shall promptly notify each affected Holder of the contents thereof and such notice shall not thereafter be revocable by such Issuer.

      SECTION 2.04. Interest Rates. (a) Each Note shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable to such Note, from the date such Note is issued until it becomes due, at a rate per annum equal to the sum of (i) LIBOR for such Interest Period plus
(ii) the Base Margin for Notes of such Tranche plus (iii) the Mexico Spread Increase (or minus the Mexico Spread Decrease, as relevant) for such Interest Period (the sum of (ii) and (iii) at any time and for any Note, the "Adjusted Margin"); provided that (A) the interest rate determined for any Note pursuant to this clause (a) shall at no time exceed 20% and (B) the Adjusted Margin determined for any Note shall at no time be less than 6%. Such interest shall be payable for each Interest Period on the last day thereof.

        As used above:

      "Mexico Spread Increase" and "Mexico Spread Decrease" mean for any Interest Period the amount of increase or decrease, respectively, if any, of (i) the Mexican Bond Spread for such Interest Period when compared with (ii) the Mexican Bond Spread for the first Interest Period.

      "Mexican Bond Spread" means, for any Interest Period, the number, expressed as a percentage, equal to the positive difference, if any, of (i) the Mexican Bond Yield to Maturity applicable to such Interest Period minus (ii) the Reference Treasury Yield to Maturity applicable to such Interest Period.

      "Mexican Bond Yield to Maturity" means, for any Interest Period, the bid side yield to maturity of the Reference Mexican Bond, as it appears on Bloomberg Screen "MEX 8 _ 03/12/08 Corp DES" (or any successor screen displaying the information displayed thereon on the date hereof) as of the close of business in New York City on the

Determination Day for such Interest Period. If the Mexican Bond Yield to Maturity is not published on such Bloomberg Screen or any successor screen on the relevant Determination Day, then the Administrative Agent shall determine the Mexican Bond Yield to Maturity for the related Interest Period in its sole discretion.

      "Reference Treasury Yield to Maturity" means, for any Interest Period, the bid side yield to maturity of the Reference Treasury, as it appears on Bloomberg Screen "T 5 1/2 02/15/08 Govt DES" (or any successor screen displaying the information displayed thereon on the date hereof) as of the close of business in New York City on the Determination Day for such Interest Period. If the Reference Treasury Yield to Maturity is not published on such Bloomberg Screen or any successor screen on the relevant Determination Day, then the Administrative Agent shall determine the Mexican Bond Yield to Maturity for the related Interest Period in its sole discretion.

      "Reference Mexican Bond" means the United Mexican States 8_% Bond due March 12, 2008; provided that if in the good faith judgment of the Administrative Agent, such Bond has been redeemed, converted, repurchased, called or exchanged in full or the aggregate outstanding principal amount thereof has been materially reduced by redemption, repurchase or otherwise, then the Administrative

Agent shall identify a substitute security issued or guaranteed by Mexico to replace such Bond (and such replacement shall be the "Reference Mexican Bond") and, if necessary, shall make such adjustments to the determination of Mexican Bond Spread (including for purposes of both clauses (i) and (ii) of the definition of Mexican Spread Increase and Mexican Spread Decrease as determined thereby) as may be necessary to preserve the value of adjustments to the different interest rates intended by the parties hereto to be made hereunder.

      "Reference Treasury" means the U.S. Treasury 5 1/2% Bond due February 15, 2008; provided that if in the good faith judgment of the Administrative Agent, such Bond has been redeemed, converted, repurchased, called or exchanged in full or the aggregate outstanding principal amount thereof has been materially reduced by redemption, repurchase or otherwise, then the Administrative Agent shall identify a substitute security issued or guaranteed by the United States to replace such Bond (and such replacement shall be the "Reference Treasury") and, if necessary, shall make such adjustments to the determination of Mexican Bond Spread (including for purposes of both clauses (i) and (ii) of the definition of Mexican Spread Increase and Mexican Spread Decrease as determined thereby) as may be necessary to preserve the value of adjustments to the different interest rates intended by the parties hereto to be made hereunder.

      "Base Margin" means (i) for Tranche A Notes, 6.50%, (ii) for Tranche B Notes, 6.75% and (iii) for Tranche C Notes, 7.00%.

      "Determination Date" means, for any Interest Period, the second Euro-Dollar Business Day prior to the first day of such Interest Period.

      "LIBOR" for any Interest Period means (i) the arithmetic mean (rounded upward, if necessary, to the nearest 1/100 of 1%) of the offered rates for deposits in Dollars, for a period approximately equal to such Interest Period and in an amount approximately equal to the average principal amount of the applicable Notes of the Tranche to which such Interest Period applies, quoted on the Determination Date for such Interest Period (a) as such rates appear on the Reuters Screen LIBO page (or such other page as may replace the designated page on the Reuters Screen) (the "Reuters Screen LIBO Page") as of 11:00 A.M. (London
time) on such date, or (b) if, as of 11:00 A.M. (London time) on any such date at least two such rates do not appear on the Reuters Screen LIBO Page, as such rate appears on the Dow Jones Service Page 3750 (or such other page as may replace the designated page on the Telerate Service or such other service as may be nominated by the British Bankers' Association) ("Dow Jones Page 3750") as of 11:00 A.M. (London time) on such date, or (ii) if, as of 11:00 A.M. (London time) on any such date fewer than two such rates appear on the Reuters Screen LIBO Page and no such rate appears on Dow Jones Page 3750, the arithmetic mean (calculated as mentioned above) of the respective rates per annum at which deposits in Dollars are offered to the Administrative Agent in the London interbank market at 11:00 A.M. (London time) on the Determination Date for such Interest Period for a period equal to such Interest Period and in an amount approximately equal to the principal amount of the Notes of such Tranche to which such Interest Period is to apply.

      (b) During the continuance of any Event of Default (a "Payment Default Period"), all principal of and interest on any Note shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of the Alternative Rate for such day plus the Adjusted Margin plus 1% and (ii) the rate otherwise applicable to such Note pursuant to subsection (a) plus 2%.

      (c) The Administrative Agent shall determine each interest rate applicable to each Note hereunder. The Administrative Agent shall give prompt notice to the Issuers, the Paying Agent (which shall promptly (and no more than one Business Day following receipt of notice) notify the Holders) and the Luxembourg Agent of each rate of interest so determined, and the Administrative Agent's determination thereof shall be conclusive in the absence of manifest error.

      SECTION 2.05. Fees. (a) On the Closing Date, the Issuers shall pay to JPMSI for the account of the Arrangers the fees specified in the Commitment Letter to be so paid on or prior to the Closing Date.

      (b) On each of the dates and subject to the conditions set forth below, the Issuers shall pay to the Paying Agent, for the accounts of the Holders ratably in accordance with the respective outstanding principal amounts of the Notes thereof, a duration fee in an amount equal to 1.00% on the aggregate outstanding principal amount of the Notes on such date:

      (i) September 30, 1999, if the aggregate outstanding principal amount of the Notes on such date exceeds $550,000,000;

      (ii) June 30, 2000, if the aggregate outstanding principal amount of the Notes on such date exceeds $450,000,000; and

      (iii) December 31, 2001, if the aggregate outstanding principal amount the Notes on such date exceeds $225,000,000.

      SECTION 2.06. Optional Prepayments. (a) Subject to Section 2.08, each Issuer may, upon at least three Euro-Dollar Business Days' notice to the Administrative Agent and the Paying Agent, prepay or redeem the Notes of such Issuer, in whole at any time, or from time to time in part in principal amounts aggregating $5,000,000 or any larger multiple of $1,000,000, by paying the principal amount of such Notes to be prepaid or redeemed together with accrued interest thereon to the date of prepayment plus, in the case of any prepayment of the Tranche B Notes, the Applicable Premium Amount of such Tranche B Notes for the date on which such prepayment is made. Each such optional prepayment shall be applied to prepay ratably the Notes of each Tranche of the Issuer making such prepayment then outstanding (in the case of Savia, the Tranche A Notes and the Tranche B Notes), in proportion to the aggregate outstanding principal amounts of such Notes.

      (b) Upon receipt of a notice of prepayment pursuant to this Section, the Paying Agent shall promptly notify each Holder of the contents thereof and of such Holder's ratable share of such prepayment and such notice shall not thereafter be revocable by the Issuer.

      SECTION 2.07. General Provisions as to Payments. (a) Each Issuer shall make each payment of principal of, and interest and premium on, the Notes and of fees hereunder, not later than 10:00 a.m. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Paying Agent at its address referred to in Section 10.01. The Paying Agent will promptly distribute to each Holder its ratable share of each such payment received by the Paying Agent for the account of the Holders. Whenever any payment of principal of, or interest or premium on, any Note shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

      (b) Unless the Administrative Agent and the Paying Agent shall have received notice from an Issuer prior to the date on which any payment is due to the Holders hereunder from such Issuer that such Issuer will not make such payment in full, the Paying Agent may assume that such Issuer has made such payment in full to the Paying Agent on such date and the Paying Agent may, in reliance upon such assumption, cause to be distributed to each Holder on such due date an amount equal to the amount then due such Holder. If and to the extent that such Issuer shall not have so made such payment, each Holder shall repay to the Paying Agent forthwith on demand such amount distributed to such Holder together with interest thereon, for each day from the date such amount is distributed to such Holder until the date such Holder repays such amount to the Paying Agent, at the Federal Funds Rate.

      SECTION 2.08. Funding Losses. If an Issuer makes any payment of principal with respect to any Note or a Note is required to bear interest at the Alternative Rate (pursuant to Article 2, 6, 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or if any Issuer fails to issue or prepay any Notes after notice has been given to any Holder in accordance with Sections 2.02(b), 2.04(h) or 2.06(b), such Issuer shall reimburse each Holder within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Note), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to issue or prepay; provided that such Holder shall have delivered to such Issuer a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

      SECTION 2.09. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest, premium and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                                    ARTICLE 3

                                   CONDITIONS

      SECTION 3.01. Conditions. The closing hereunder, and the obligation of any Holder to purchase any Notes on the Closing Date, are subject to the satisfaction of the following conditions (with respect to each document, dated the Closing Date unless otherwise indicated), it being understood that with respect to the conditions set forth in clauses (e), (f), (g), (k) and
(l), each Holder shall be deemed to have determined that such conditions shall have been satisfied unless the Administrative Agent shall have received notice from such Holder prior to the Closing Date that such Holder does not consider such conditions to have been satisfied:

            (a) receipt by the Administrative Agent and the Paying Agent of the Notice of Issuance with respect to such Notes pursuant to Section 2.02;

            (b) receipt by the Paying Agent of such Notes, complying with the provisions of Section 2.02(e);

            (c) receipt by the Administrative Agent of opinions of Milbank, Tweed, Hadley & McCloy, New York counsel for the Issuers, and Lic. Jose Luis Martinez, Mexican counsel for the Issuers, substantially in the forms of Exhibits D-1 and D-2 hereto, respectively, and covering such additional matters relating to the transactions contemplated hereby as the Required Holders may reasonably request;

            (d) receipt by the Administrative Agent of opinions of Davis Polk & Wardwell, special New York counsel for the Administrative Agent, and Ritch, Heather y Mueller, S.C., special Mexican counsel for the Administrative Agent, substantially in the forms of Exhibits E-1 and E-2 hereto, respectively;

            (e) (x) evidence satisfactory to the Documentation Agent that the Reorganization shall be consummated substantially simultaneously with the issuance of the Notes, not later than March 31, 1999, on terms and conditions, and pursuant to documentation, satisfactory in form and substance to the Holders, including without limitation the following: (i) immediately after giving effect to the Reorganization, Savia shall own not less than 70% of the issued and outstanding capital and voting stock of SCA, (ii) Savia shall have used not more than $92,000,000 of its cash on hand to pay the cash portion of the merger consideration required to consummate the Reorganization, (iii) in connection with the Reorganization, Savia shall have assumed Debt in an aggregate principal amount of approximately $500,000,000, together with interest accrued thereon from a date not earlier than January 1, 1999 (the "Assumed Debt"), which Assumed Debt shall include all Debt outstanding under the Credit Agreement dated as of October 26, 1998 among Pulsar and the other Depositors referred to therein, the Banks referred to therein and Morgan Guaranty Trust Company of New York, as Agent and the Credit Agreement dated as of March 8, 1995 between Pulsar and ING (US) Capital Corporation, as amended, (iv) contemporaneously with (or prior to) the consummation of the Reorganization, Savia shall have incurred and/or assumed subordinated Debt (the "Savia Subordinated Debt") in a principal amount of approximately $214,000,000 to Pulsar and affiliates in form and substance (including without limitation interest rate, maturity date, subordination provisions and convertibility into Savia stock, if any) previously approved by the Arrangers, and Savia shall have canceled Debt in an aggregate principal amount of approximately $94,000,000 owed to Savia by the entities merging with Savia pursuant to the Reorganization, and (v) Pulsar and its affiliates shall have received (A) an opinion rendered by a law firm reasonably acceptable to the Arrangers or (B) a confirmation from the Ministry of Finance, in either case in form and substance acceptable to the Arrangers as to the tax-free status of the Reorganization and (C) an opinion of counsel setting forth that the Reorganization (including the spin-offs and mergers) is effective, (y) receipt by the Administrative Agent of a certificate of the chief financial officer of Savia certifying that the conditions described in clauses (i) through (v), inclusive, of clause (x) of this subsection have been satisfied, and setting forth in reasonable detail the basis upon which such certification has been made and (z) an approval in respect of the Reorganization issued by the Ministry of Finance, in effect and in form and substance satisfactory to the Agents and a favorable resolution in respect of the Reorganization issued by the Federal Competition Commission;

            (f) receipt by the Holders of evidence satisfactory to them that after giving effect to the Reorganization and immediately after giving effect to the Issuances of the Notes, Savia (on an unconsolidated basis) shall have (i) no Debt other than Debt permitted hereunder and (ii) not less than $120,000,000 in Unencumbered Cash or Temporary Cash Investments on its pro forma balance sheet, free and clear of any Liens other than the Lien created pursuant to the Interest Account Agreement;

            (g) receipt by the Administrative Agent of duly executed counterparts of each of the Collateral Documents, together with evidence satisfactory to the Administrative Agent of the creation and perfection of the Liens purported to be created thereby, including without limitation delivery to the U.S. Collateral Agent of the stock certificates of the Seminis Shares and the DNAP Shares comprising the Collateral on the Closing Date;

            (h) receipt by the Administrative Agent of evidence in writing satisfactory to it that the CNBV has approved the registration of the Tranche A and Tranche B Notes in the Special Section of the National Registry of Securities and Intermediaries maintained by the National Banking and Securities Commission,

            (i) receipt by the Administrative Agent of evidence in writing from the Ministry of Finance, satisfactory to the Administrative Agent, that the Mexican Trustee may hold in trust for the benefit of the Holders shares representing 51% of the issued and outstanding shares of SCA;

            (j) receipt by the Administrative Agent of evidence satisfactory to it that all filings, consents and approvals, if any, required to be made with, or obtained from, any governmental authority in connection with the Financing Documents and the transactions contemplated thereby (including without limitation the Issuances of the Notes and the creation of the Liens under the Collateral Documents), including without limitation any such filings required to be made with, and consents and approvals required to be obtained from, the CNBV, the Ministry of Finance and the Federal Competition Commission shall have been made or obtained and shall be, in each case, in full force and effect on and as of the Closing Date;

            (k) satisfaction of the Required Holders in their sole good faith discretion as to the absence of (i) any material adverse change in the condition, financial or otherwise, results of operations, business, properties, liabilities, or prospects of either Issuer, Empaques, SCA or Seminis and its respective Subsidiaries, in each case taken as a whole, since December 31, 1998, except as disclosed in the Offering Memorandum,
      (ii) any event or condition (including without limitation any litigation or threatened litigation) which draws into question, or is reasonably likely to draw into question, in the judgement of the Holders, the solvency (as defined under relevant Mexican or United States federal or state law) of either Issuer or (iii) any change in or disruption affecting international or Mexican financial, bank syndication or capital markets conditions that in the good faith judgment of the Arrangers could adversely affect the syndication of the Notes or the refinancing thereof in the international capital markets;

            (l) satisfaction of the Required Holders in their sole good faith discretion as to the absence of any pending or threatened litigation in which there is a reasonable likelihood of a decision which could reasonably be expected to materially adversely affect (i) Savia and its Subsidiaries, considered as a whole, (ii) the ability of either Issuer to perform any of its obligations under the Financing Documents, or (iii) the Holders' rights, or their ability to exercise such rights, under the Financing Documents;

            (m) the receipt by the Process Agent and the Administrative Agent of a notarized power of attorney from Savia appointing the Process Agent to act on Savia's behalf in accordance with Section 10.08(c) hereof and the acceptance by the Process Agent to act as agent for the service of process for each Issuer in accordance with Section 10.08(c) hereof;

            (n) payment of the fees and expenses payable with respect to the Financing Documents (and the credit facilities evidenced thereby) and the Collateral to (i) the Arrangers, each for its own account, (ii) the Collateral Agents, each for its own account, (iii) the Administrative Agent for its own account and (iv) the Paying Agent for its own account and for the several accounts of the Holders on or prior to the Closing Date (including without limitation the fees referred to in Sections 2.05 and 7.10 and all fees and expenses of special New York and Mexican counsel for the Agents for which the Issuers has received notice on or prior to the Closing Date);

            (o) receipt of all documents the Administrative Agent may reasonably request relating to the existence of each Issuer, certain affiliates of the Issuers and SCA, the corporate authority for each Issuer to enter into, and the validity of, the Financing Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent, including, without limitation, the following:

                  (i) a Secretary's Certificate of Savia in the form of Exhibit
            L hereto duly executed by an authorized officer of Savia, attaching
            (x) the estatutos sociales of Savia, certified by a Mexican notary public as true and correct and in full force and effect in its delivered form on the Closing Date, and (y) a power of attorney, certified by a Mexican notary public, (A) authorizing the relevant officers of Savia to execute the Financing Documents to which it is a party and any other document or certificate to be delivered by Savia on or prior to the Closing Date in connection with the transactions contemplated hereby and (B) appointing the Process Agent to act as such on behalf of Savia; and

                  (ii) an Officer's Certificate in the form attached as Exhibit
            M hereto duly executed by an authorized officer of Savia;

                  (iii) a Secretary's Certificate of DNAP in the form of Exhibit
            N hereto duly executed by an authorized officer of DNAP, attaching
            (x) the certificate of incorporation and by-laws of DNAP, which certificate shall certify that the attached certificate of incorporation and by-laws are true and correct and in full force and effect in their delivered form on the Closing Date, and (y) resolutions of the board of directors of DNAP, (A) authorizing the offering of the Tranche C Notes and related transactions, (B) approving the form of the Offering Memorandum, the form of Note Acquisition Agreement and related documentation and (C) authorizing relevant officers of DNAP to execute the Financing Documents to which it is a party and any other document or certificate to be delivered by DNAP on or prior to the Closing Date in connection with the transactions contemplated hereby; and

                  (iv) an Officer's Certificate in the form attached as Exhibit
            O hereto duly executed by an authorized officer of DNAP;

            (p) receipt of all documents the Administrative Agent may reasonably request relating to the existence of each grantor (fideicomitente) under each Mexican Trust Agreement, the corporate authority for each such grantor to enter into, and the validity of, the relevant Mexican Trust Agreement, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent, including, without limitation, a Secretary's Certificate of each grantor in the form of Exhibit P hereto duly executed by an authorized officer of such grantor, attaching (i) the estatutos sociales of such grantor, certified by a Mexican notary public as true and correct and in full force and effect in its delivered form on the Closing Date, and (ii) a power of attorney, certified by a Mexican notary public, authorizing the relevant officers of such grantor to execute the Mexican Trust Agreements to which it is a party and any other document or certificate to be delivered by such grantor on or prior to the Closing Date in connection with the transactions contemplated hereby;

            (q) the fact that, immediately before and after such Issuance, no Default shall have occurred and be continuing; and

            (r) the fact that the representations and warranties of the Issuers contained in the Financing Documents shall be true on and as of the Closing Date.

      Each Issuance hereunder shall be deemed to be a representation and warranty by the Issuers on the Closing Date as to the facts specified in clauses
(q) and (r) above. The Administrative Agent shall promptly notify the Paying Agent, which shall promptly notify the Holders of the Closing Date, and such notice shall be conclusive and binding on all parties hereto.

                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

      Each Issuer represents and warrants that:

      SECTION 4.01. Corporate Existence and Power. Savia is a sociedad anonima de capital variable duly incorporated and validly existing under the laws of Mexico. DNAP is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each Issuer has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

      SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by such Issuer of each Financing Document to which it is a party (including the granting and perfecting of the security interests thereunder, if any) (i) are within the corporate powers of such Issuer, (ii) have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (including, without limitation, the Ministry of Finance or the CNSF), other than (x) the registration of the Notes with the CNBV, (y) the listing of the Notes on the Luxembourg Stock Exchange and (z) the approval of the Ministry of Finance referred to in Section 3.01(i) and (iii) do not contravene, or constitute a default under, any provision of applicable law or regulation (including, without limitation, IMSS, INFONAVIT and SAR and any limitation administered or imposed by the Ministry of Finance or the CNSF) or of the estatutos sociales or certificate of incorporation or bylaws, as applicable, of such Issuer or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Issuer or any of its Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of such Issuer or any of its Subsidiaries, other than the Liens created under the Collateral Documents.

      SECTION 4.03. Binding Effect. Each of the Financing Documents (other than the Notes) constitutes a valid and binding agreement of such Issuer party thereto, enforceable in accordance with its terms, and each Note of each Issuer, when executed and delivered by such Issuer in accordance with this Agreement, will constitute a valid and binding obligation of such Issuer, enforceable in accordance with its terms.

      SECTION 4.04. Financial Information. (a) The consolidated balance sheet of Savia and its Consolidated Subsidiaries as of December 31, 1997 and the related consolidated statements of income, changes in stockholders' equity and changes in financial position for the fiscal year then ended, reported on by Price Waterhouse, a copy of which has been delivered to each of the Holders, fairly present, in conformity with Mexican GAAP, the consolidated financial position of

Savia and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

      (b) The unaudited consolidated balance sheet of Savia and its Consolidated Subsidiaries as of the fiscal quarter ended September 30, 1998 and the related unaudited consolidated statements of income and changes in financial position for the nine months ended at the end of such fiscal quarter, a copy of which has been delivered to each of the Holders, fairly present, in conformity with Mexican GAAP, the consolidated financial position of Savia and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such nine month period (subject to normal year-end adjustments).

      (c) Except as disclosed in the Offering Memorandum, since September 30, 1998, there has been no material adverse change in the business, financial position, results of operations or prospects of either Issuer and its Consolidated Subsidiaries, taken as a whole.

      (d) The unaudited pro forma consolidated balance sheet of Savia and its Consolidated Subsidiaries as of September 30, 1998, a copy of which has been delivered to each of the Holders, fairly presents the consolidated financial position of Savia and its Consolidated Subsidiaries as of such date, adjusted to give effect (as if such events had occurred on such date) to (i) the Acquisition, (ii) the issuance of the Notes and the use of proceeds thereof and
(iii) the payment of all income tax, legal, accounting and other fees related thereto to the extent known at the time of the preparation of such balance sheet.

      SECTION 4.05. Compliance with Laws. Except for such non-compliance which could not reasonably be expected to have a Material Adverse Effect on such Issuer, such Issuer and its Subsidiaries is in compliance in all material respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including, without limitation, Environmental Laws, insurance laws, IMSS, INFONAVIT, SAR and ERISA and the rules and regulations thereunder), except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

      SECTION 4.06. Litigation. Except as disclosed in the Offering Memorandum, there is no action, suit or proceeding pending against, or to the knowledge of either Issuer threatened against or affecting, either Issuer or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could have a Material Adverse Effect on such Issuer, or which in any manner draws into question the validity of any Financing Document or the solvency of either Issuer.

      SECTION 4.07. Environmental Matters. Such Issuer has reasonably concluded that the liabilities and costs associated with, including the costs of compliance with, Environmental Laws, could not reasonably be expected to have a Material Adverse Effect on such Issuer.

      SECTION 4.08. Taxes. Such Issuer has filed all material tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by such Issuer or any of its Subsidiaries, except where the same may be contested in good faith by appropriate proceedings, and where such Issuer has maintained and caused each of its Subsidiaries to maintain, in accordance with AAP, appropriate reserves for the accrual of any of the same. The charges, accruals and reserves on the books of such Issuer and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of such Issuer, adequate.

      SECTION 4.09. Subsidiaries. Each of such Issuer's Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except to the extent that the failure of which could not in the aggregate reasonably be expected to have a Material Adverse Effect with respect to such Issuer.

      SECTION 4.10. Regulatory Restrictions on Borrowing or on the Reorganization. Neither Issuer is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or otherwise subject to any regulatory scheme which restricts, or requires any notice or filing in connection with, its incurrence or issuance of debt (pursuant to this Agreement or otherwise) or creation of Liens on, or other interests in, any of its assets. Neither Issuer nor any of its respective Subsidiaries is (a) subject to any regulatory scheme which restricts its ability to consummate the Reorganization or (b) required to obtain any consent, authorization or approval of any governmental body, agency or official or third party in order to consummate the Reorganization, except for (i) the approval of the Ministry of Finance to permit Savia to hold the SCA Shares, (ii) the absence of objection of the Federal Competition Commission as to anti-competitive and concentration matters and (iii) the approval of a majority of holders of Savia A Shares at a duly held shareholders meeting, as required by the Bolsa Mexicana.

      SECTION 4.11. Full Disclosure. All information heretofore furnished by either Issuer or any of its Subsidiaries or any Affiliates to the Administrative Agent or the Paying Agent, on behalf of the Holders, for purposes of or in connection with any Financing Document or any transaction contemplated thereby is, and all such information hereafter furnished by either Issuer or any of its Subsidiaries or any Affiliates to the Administrative Agent or the Paying Agent, on behalf of the Holders, will be, true and accurate in all material respects on the date as of which such information is stated or certified. Such Issuer has disclosed to the Holders in writing any and all facts which have or may have a Material Adverse Effect on such Issuer (to the extent such Issuer can now reasonably foresee) or which may adversely affect such Issuer's ability to perform its obligations under the Financing Documents to which it is a party.

      SECTION 4.12. Solvency. As of the Closing Date, after giving effect to the transactions contemplated by the Financing Documents (including, without limitation, the issuance of the Notes by each Issuer), such Issuer and each grantor (fideicomitente) under each of the Mexican Trust Agreements is solvent (within the meaning of applicable Mexican law or United States law, as the case may be), and no event or combination of events (including, without limitation, any pending or threatened litigation) has occurred which could reasonably be expected to draw such solvency into question.

      SECTION 4.13. No Restrictions on Dividends. No Subsidiary of Savia is party to, bound by or otherwise subject to, any agreement with any Person which prohibits or limits the ability of such Subsidiary to (i) pay dividends or make other distributions, (ii) pay any Debt owed to Savia or any other Subsidiary or
(iii) make loans or advances to Savia or any other Subsidiary, other than the agreements governing Debt of any Subsidiary of Savia not prohibited by Section 5.10, as in effect on the date hereof.

      SECTION 4.14. Listing of Shares. All SCA Shares and all Empaques Shares issued and outstanding as of the Closing Date have been duly listed on the Bolsa Mexicana in accordance with the rules and regulations thereof. All DNAP Shares issued and outstanding as of the Closing Date have been duly listed on NASDAQ, in accordance with the rules and regulations thereof.

      SECTION 4.15. Insurance Industry or Regulatory-Specific Representations. SCA and its Subsidiaries are in compliance in all respects with all applicable laws and regulatory requirements of the CNSF and the Ministry of Finance and any other regulatory authority having jurisdiction over any of them, except for such non-compliance which could not reasonably be expected to have a Material Adverse Effect with respect to SCA.

      SECTION 4.16. Legal Form; No Immunity. (a) Each of the Financing Documents is in proper legal form under all applicable laws for the enforcement thereof in accordance with its terms against the parties thereto under such laws. To ensure the legality, validity, enforceability or admissibility into evidence of the

Financing Documents, it is not necessary that any of such Financing Documents or any other document be filed or recorded with any governmental body, agency or official or that any stamp or similar tax be paid on or in respect of such Financing Document or other document, except that if any legal proceedings are brought in the courts of Mexico, a Spanish translation of the documents required in such proceedings prepared by a court-approved translator would have to be approved by the court after the defendant had been given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based on the translated documents.

      (b) Neither of the Issuers or any of its respective Subsidiaries or any of their respective revenues, assets or properties have any right of immunity, on the ground of sovereignty or otherwise, from service of process or the jurisdiction of any court in connection with any suit, action or proceeding arising out of or relating to its obligations under the Financing Documents or from the execution or enforcement of any judgment resulting therefrom, and if either Issuer or any of its revenues, assets or properties should become entitled to any such right of immunity, such Issuer has effectively waived such right pursuant to Section 10.12.

      (c) It is not necessary (i) in order for the Administrative Agent, the Paying Agent, the Collateral Agents or any Holder to enforce any rights or remedies under the Financing Documents or (ii) solely by reason of the execution, delivery and performance by either Issuer of the Financing Documents, that any Agent or any Holder be licensed or qualified with any governmental body, agency or official or be entitled to carry on business in any jurisdiction.

      SECTION 4.17. Collateral Documents; Collateral. (a) Each of the representations and warranties contained in the Collateral Documents is true and correct.

      (b) The provisions of each Collateral Document, subject to performance in accordance therewith, are effective to create in favor of the Collateral Agent party thereto, for the benefit of such Collateral Agent and the Holders, legal, valid and enforceable security interests in all right, title and interest of the Issuer party to such Collateral Document in the Collateral purportedly in pledge thereunder, which security interests constitute and shall continue to constitute fully perfected and continuing first priority Liens on and security interests in all right, title and interest of such Issuer in such Collateral. Except for SCA A Shares, which may only be owned by Mexican investors (unless otherwise approved by the Foreign Investment Commission and the Ministry of Finance), all of the Collateral may be owned by foreign investors (including without limitation the U.S. Collateral Agent and the Holders) pursuant to the estatutos sociales and other constitutional documents of SCA, Seminis, DNAP and Empaques, as applicable, the Mexican Foreign Investment Law, the Mexican Insurance Law and other applicable laws, subject to
(i) the approval of the Ministry of Finance, if the SCA Shares to be acquired by a single foreign or Mexican investor upon foreclosure under the Mexican Trust Agreement amount to 10% or more of the capital stock of SCA, (ii) the absence of objection of the Federal Competition Commission, if the amount of the transaction arising from the foreclosure exceeds the threshold amount specified under applicable law or such transaction otherwise raises competition issues, and (iii) the approval of the Ministry of Finance and of the Foreign Investment Commission, if upon foreclosure under the Mexican Trust Agreement non-Mexican investors are to acquire control of SCA.

      SECTION 4.18. Year 2000 Compliance. Such Issuer has (i) initiated a review and assessment of all areas within the business and operations of such Issuer and its Subsidiaries (including those areas affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by such Issuer or its Subsidiaries (or their respective suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis and (iii) to date, implemented such plan in accordance with such timetable. Such Issuer reasonably believes that all computer applications (including those of suppliers and vendors) that are material to the business or operations of such Issuer or its Subsidiaries will on a timely basis be able to perform properly date-sensitive functions for all dates before and from and after January 1, 2000, except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect on such Issuer.

                                    ARTICLE 5

                                    COVENANTS

      Savia agrees that, so long as any Holder has any Commitment hereunder or any amount payable under any Note remains unpaid; and DNAP agrees that so long as any amount payable under any Tranche C Note remains unpaid, each with respect to itself (and, if specified, its Subsidiaries):

      SECTION 5.01. Information. The Issuers will deliver to each of the Administrative Agent and the Paying Agent:

            (a) as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of each Issuer, a consolidated balance sheet or equivalent statement of financial position of such Issuer and its Consolidated Subsidiaries as of the end of such fiscal quarter and the related consolidated statements of income and changes in financial position for the portion of such Issuer's fiscal year ended at the end of such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding portion of the Issuer's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, AAP and consistency by such Issuer's chief financial officer or the chief accounting officer;

            (b) as soon as available and in any event within 120 days after the end of each fiscal year of each Issuer, a consolidated balance sheet or equivalent statement of financial position of each Issuer and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of consolidated statements of income, changes in stockholders' equity and changes in financial position for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on as to fairness of presentation, AAP and consistency, and otherwise in a manner acceptable to the U.S. Securities and Exchange Commission (if the standards of such Commission are applicable to such Issuer), by Price Waterhouse or other independent public accountants of internationally recognized standing;

            (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of Savia (i) setting forth in reasonable detail the calculations required to (x) establish whether Savia was in compliance with the requirements of Article 5 and (y) determine whether any Event of Default under clause (j), (k),
      (l) or (m) of Section 6.01 has occurred, in each case on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any such Default then exists, setting forth the details thereof and the action which is being taken or is proposed to be taken with respect thereto;

            (d) simultaneously with the delivery of each set of financial statements referred to in clause (b) above, a statement of the relevant firm of independent public accountants which reported on such statements
      (i) stating whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

            (e) within five days after any officer of either Issuer obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of such Issuer setting forth the details thereof and the action which is being taken or is proposed to be taken with respect thereto;

            (f) promptly upon the mailing thereof to the shareholders of Savia or any of its Subsidiaries generally, copies of all financial statements, reports and proxy statements so mailed;

            (g) promptly upon the filing thereof, copies of (i) all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q, 8-K, 20-F or 6-K (or their equivalents) which Savia or any of its Subsidiaries shall have filed with the Securities and Exchange Commission and (ii) all reports and other documents which any such Person shall have filed with the Bolsa Mexicana; and

            (h) from time to time such additional information regarding the financial position or business of either Issuer or its respective Subsidiaries as the Paying Agent, at the request of any Holder, may reasonably request, including without limitation any report filed by SCA with the CNSF or any other applicable regulatory authority or governmental agency (including the reports of SCA's statutory investment surplus, solvency margin surplus and investment portfolio).

      SECTION 5.02. Payment of Obligations. Except for such non-payments that
(i) could not in the aggregate reasonably be expected to have a Material Adverse Effect on such Issuer or (ii) are being contested in good faith by appropriate proceedings, the Issuers will pay and discharge, and will cause each of their respective Subsidiaries to pay and discharge, at or before maturity, all their respective material obligations and liabilities (including, without limitation, tax liabilities and claims of materialmen, warehousemen and the like which if unpaid might by law give rise to a Lien), and will maintain, and will cause each of their respective Subsidiaries to maintain, in accordance with AAP appropriate reserves for the accrual of any of the same.

      SECTION 5.03. Maintenance of Property; Insurance. (a) The Issuers will keep, and will cause each of their respective Subsidiaries to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, except to the extent that any such failures could not in the aggregate reasonably be expected to have a Material Adverse Effect on such Issuer.

      (b) The Issuers will, and will cause each of their respective Subsidiaries to, maintain (either in the name of such Issuer or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts, against at least such risks and with such risk retention as are, considered as a whole, usually maintained, insured against or retained, as the case may be, in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Holders, upon request from the Paying Agent, information presented in reasonable detail as to the insurance so carried.

      SECTION 5.04. Conduct of Business and Maintenance of Existence. The Issuers will continue, and will cause each of their respective Subsidiaries to continue, to engage in business of the same general type as now conducted by such Issuers and their respective Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each of their respective Subsidiaries to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section shall prohibit (i) the termination of the corporate existence of any Subsidiary of either Issuer (other than either Issuer) if such Issuer in good faith determines that such termination is in its best interest and is not materially disadvantageous to the Holders or
(ii) any permitted action under Section 5.08 hereof.

      SECTION 5.05. Compliance with Laws. Except where failure to do so could not reasonably be expected to have a Material Adverse Effect on either Issuer, the Issuers will comply, and will cause each of their respective Subsidiaries to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws, insurance laws, IMSS, INFONAVIT, SAR and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

      SECTION 5.06. Inspection of Property, Books and Records. The Issuers will keep, and will cause each of their respective Subsidiaries to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each such Subsidiary to permit, representatives of any Agent or any Material Holder, at such Agent's or Material Holder's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired, subject to each Issuer's reasonable requirements for confidentiality and protection of its trade secrets, other intellectual property and other confidential information. As used herein, "Material Holder" means any Holder, or group of Holders agreeing to act together solely for purposes of exercising their rights under this Section 5.06, holding Notes with an aggregate principal amount corresponding to an initial principal amount of $20,000,000 or more.

      SECTION 5.07. Maintenance of Registration. The Issuers will (i) maintain the registration of the Tranche A and the Tranche B Notes with the Special Section of the National Registry of Securities and Intermediaries maintained by the CNBV and (ii) will as promptly as possible after the Closing Date have the Notes approved for listing on the Luxembourg Stock Exchange and shall maintain such listing thereafter, in the case of both clause (i) and (ii), in accordance with the rules and regulations thereunder.

      SECTION 5.08. Mergers and Sales of Assets. (a) Neither Issuer will consolidate or merge with or into, or transfer all or substantially all of its assets to any other Person; provided that either Issuer may merge with another Person if (i) such Issuer is the corporation surviving such merger and (ii) after giving effect to such merger, no Default shall have occurred and be continuing. The Issuers will not, and will not permit any of their respective Subsidiaries to, sell, lease, license or otherwise transfer, directly or indirectly, all or substantially all of the assets of either Issuer or of such Issuer and its Subsidiaries, taken as a whole, to, any other Person; provided that nothing in this Section 5.08 will prevent DNAP and its Subsidiaries from licensing their proprietary technology and other intellectual property in the ordinary course of business.

      (b) Neither any Issuer nor any Other Pledgor will conduct or consummate any Asset Sale with respect to any Collateral or otherwise sell, lease, license or otherwise transfer (any of the foregoing, a "Transfer") any Collateral, except for Transfers (other than leases or licenses) (i) for fair value to a Person or Persons other than the Issuers and their Subsidiaries and Affiliates,
(ii) for consideration not less than 90% of which is in the form of cash received by the relevant Issuers and/or Other Pledgors at the closing of such Transfer and (iii) the Net Cash Proceeds of which are paid promptly upon the receipt thereof in accordance with Section 2.03. Without limitation of the foregoing, (A) unless the Share Collateral Reduction Period is then in effect and the Total Collateral Value after giving effect thereto will be not less than 300% of the aggregate outstanding principal amount of the Notes at such time (in each case, determined immediately after giving effect to the application of the Net Cash Proceeds of any such Transfer), no

Transfer of any Share Collateral consisting of shares of Empaques, SCA or DNAP shall be made unless all of the shares owned by Savia and its Subsidiaries of such Person are sold simultaneously as part of the same transaction and (B) in no event shall Savia sell, lease, license or otherwise transfer any Seminis Shares held as Share Collateral unless all of the shares of Seminis owned by Savia and its Subsidiaries are sold simultaneously as part of the same transaction.

      SECTION 5.09. Negative Pledge. (a) Neither of the Issuers nor any of their respective Subsidiaries, other than Seminis and its Subsidiaries, will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except, subject to subsection (b):

            (i) Liens created under the Collateral Documents;

            (ii) Liens (x) existing on the date of this Agreement securing Debt (other than the Notes) outstanding on the date of this Agreement in an aggregate principal or face amount on the date hereof (or, in the case of any Derivative Obligation that is Debt but is not fully secured, the aggregate fair value of cash or other collateral securing such obligations at such date) not exceeding $322,000,000, and (y) on additional assets to satisfy "top ups" or similar obligations to the extent required pursuant to the terms of the agreement or agreements, as in effect on the date hereof, governing the Debt referred to in clause (x) of this clause (ii);

            (iii) any Lien (a "Refinancing Lien") arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by clause (ii) of this Section; provided that (A) such Refinancing Lien shall be created within 30 days of the expiration of the Debt refinanced, extended, renewed or refunded and (B) such Debt is not increased thereby, and (y) on additional assets to satisfy "top ups" or similar obligations to the extent required pursuant to the terms of the agreement or agreements governing the Debt referred to in clause (x) of this clause (iii);

            (iv) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset; provided that such Lien attaches to such asset concurrently with or within 180 days after the acquisition thereof;

            (v) any Lien securing any Debt of DNAP permitted by Section 5.10(b); and

            (vi) Liens arising in the ordinary course of its business which (x) do not secure any obligation that, individually or in the aggregate together with all other outstanding obligations secured by Liens permitted under this clause (vi), exceeds $30,000,000 and (y) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business.

      (b) Neither of the Issuers nor any of their respective Subsidiaries will create, assume or suffer to exist any Lien on the Collateral (or any portion thereof), other than the Liens created under the Collateral Documents.

      SECTION 5.10. Limitation on Additional Debt. (a) Savia will not directly or indirectly, create, incur, assume, Guarantee or otherwise become or remain directly or indirectly liable with respect to any Debt (including without limitation Derivatives Obligations) other than (i) Debt under the Financing Documents, (ii) Savia Subordinated Debt, (iii) the Existing Swaps Debt, (iv) Debt existing on the Closing Date (excluding Debt under clauses (i), (ii) and
(iii)) and Debt not otherwise permitted by any clause of this Section, in an aggregate principal amount (for all Debt under this clause (iv)) at any time outstanding not to exceed $20,000,000, (v) Debt of Savia incurred to refinance any Debt referred to in clauses (iii) or (iv), provided that the aggregate principal amount thereof is not increased and the obligors with respect thereto are not changed, (vi) Debt not included in the foregoing clauses including (A) up to $30,000,000 in the form of Guarantees of DNAP Debt referred to in clause
(b)(ii) below and (B) additional Debt in an aggregate principal amount outstanding at any time not exceeding $50,000,000, (vii) Assumed Debt repaid on or within 60 days after the Closing Date with the proceeds of the Notes and
(viii) other Debt so long as (x) the Net Cash Proceeds thereof are applied to repay the Notes to the extent required in accordance with Section 2.03 and (y) such Debt has a final maturity date that is at least one year after the final maturity date of the Notes and does not require any prepayments or repayments of principal thereof prior to such date.

      (b) DNAP will not directly or indirectly, create, incur, assume, Guarantee or otherwise become or remain directly or indirectly liable with respect to any Debt (including without limitation Derivatives Obligations) other than (i) Debt under the Financing Documents, (ii) Debt in an aggregate amount outstanding at any time not exceeding $30,000,000 and (iii) other Debt so long as (A) the Net Cash Proceeds thereof are applied to repay the Notes to the extent required in accordance with Section 2.03 and (B) such Debt has a final maturity date that is at least one year after the final maturity date of the Notes and does not require any prepayments or repayments of principal thereof prior to such date.

      SECTION 5.11. Investments. (a) Savia will not, and will not permit any of its Subsidiaries (other than SCA and its Subsidiaries) to, hold, make or acquire any Investment in any Person other than:

            (i) Temporary Cash Investments;

            (ii) Investments in Persons that are Subsidiaries on the date hereof (including without limitation SCA) which Investments are in existence on the date hereof;

            (iii) any Investment by Savia in its own shares of capital stock pursuant to the Savia Repurchase Program, or by Empaques in its own shares of capital stock, provided that the aggregate amount of Investments at any time outstanding pursuant to this clause (iii) does not exceed $40,000,000;

            (iv) any Investment by Savia or its Subsidiaries in shares of Empaques, Seminis, DNAP and SCA;

            (v) in the case of Savia, Seminis, DNAP or Empaques or any of their respective Subsidiaries, Investments not permitted by the foregoing clauses of this Section solely in the seed, seed-related, agrobiotechnology, packaging and fresh-produce and insurance businesses of the type currently conducted by such Persons and their respective Subsidiaries;

            (vi) any Investment by Desarrollo Inmobiliario Omega, S.A. de C.V. consisting solely of a contribution of real property to the capital of a joint venture company formed primarily for the purpose of financing improvements on and development of such real property, in exchange for equity of such joint venture company; and

            (vii) Investments not permitted by the foregoing clauses of this
      Section in Persons listed on Schedule 5.11 hereto or in other listed companies of similar standing in an aggregate amount for all such Investments at any time outstanding not to exceed $279,000,000.

      (b) Without limitation of the foregoing, any Net Cash Proceeds received by Savia as a Reserved Asset Sale Amount and not used to prepay Savia Subordinated Debt in accordance with Section 5.12 shall be invested solely in Investments permitted by clauses (i), (iv) and (v) of clause (a) above.

      SECTION 5.12. Savia Subordinated Debt. The Issuers will not, and will not permit any of their respective Subsidiaries to, prepay, defease, redeem or otherwise make any optional payment with respect to, or amend or modify the terms of, any Savia Subordinated Debt, except that (i) Savia may pay in-kind interest on Savia Subordinated Debt to the extent required pursuant to the terms thereof solely in the form of additional Savia Subordinated Debt and (ii) if no Default is then continuing, Savia may prepay up to $30,000,000 of principal amount of Savia Subordinated Debt solely out of any Reserved Asset Sale Amount.

      SECTION 5.13. Restricted Payments. The Issuers will not, and will not permit their respective Subsidiaries to, declare or make any Restricted Payment, other than Restricted Payments made by Savia pursuant to the Savia Repurchase Program in a net outstanding amount not exceeding $40,000,000.

      SECTION 5.14. Transactions with Affiliates. Neither Issuer will, or will permit any of its Subsidiaries to, directly or indirectly, pay any funds to or for the account of, make any Investment in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect, any transaction with, any Affiliate except, in any case, on an arms-length basis on terms at least as favorable to such Issuer or such Subsidiary as could have been obtained from a third party who was not an Affiliate; provided that, subject to Section 5.13, the foregoing provisions of this Section shall not prohibit any such Person from declaring or paying any lawful dividend or other payment ratably in respect of all of its capital stock of the relevant class so long as, after giving effect thereto, no Default shall have occurred and be continuing.

      SECTION 5.15. Use of Proceeds. The proceeds of the Issuance of the Tranche A Notes and the Issuance of the Tranche B Notes will be used by Savia solely to repay the Assumed Debt and other fees and expenses in connection with the Restructuring and for general corporate purposes, including working capital. The proceeds of the Issuance of the Tranche C Notes will be used by DNAP solely to repay existing Debt of DNAP and its Subsidiaries in an aggregate principal amount not less than $85,000,000 (less up to $30,000,000 of Debt permitted to remain outstanding after the Closing Date pursuant to clause (b)(ii) of Section 5.10) and for general corporate purposes, including working capital. None of such proceeds referred to above will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

      SECTION 5.16. Intellectual Property Licenses. Savia shall at all times afford Seminis, DNAP and their respective Subsidiaries the right of access to, and to have all of the material benefits of technology sharing agreements with Monsanto Co. and its affiliates, to the extent permitted under the terms of such agreements and shall use its best efforts to cause such right of access and benefits to continue, when and to the extent relevant in connection with any foreclosure under the Collateral Documents, notwithstanding Seminis, DNAP or such Subsidiary shall no longer be an "affiliate" or otherwise has any affiliation with Savia or its Subsidiaries that may, on the date hereof, be a condition to such access or benefits.

      SECTION 5.17. Certain Matters Relating to Collateral and Interest Reserve Account.

      (a) Promptly after receiving instructions from the Required Holders at any time during the continuance of an Event of Default, the Administrative Agent shall direct the Collateral Agents that all Reserve Stock shall thereafter be subject to the Lien created by the U.S. Pledge and Interest Reserve Agreement and the Mexican Collateral Reserve Trust Agreement, respectively.

      (b) On the following dates during any Share Collateral Reduction Period, the U.S. Collateral Agent, the Administrative Agent and Savia shall act as follows:

            (i) On the first day of the Share Collateral Reduction Period (if any), the U.S. Collateral Agent shall advise the Administrative Agent of the largest number of SCA Shares, DNAP Shares and Empaques Shares (in that order) as may be released such that, after giving effect to such release, the Total Collateral Value (including all Seminis Shares, which shall not be subject to any release) is at least 300% of the aggregate outstanding principal amount of the Notes at such time. Upon receipt of such notice, but only if the Administrative Agent has not received any notice of the occurrence and continuance at such time of any Default, the Administrative Agent shall direct the Collateral Agents to release such shares as may be specified in such notice.

            (ii) On the last Domestic Business Day of any week, if the U.S. Collateral Agent determines that the Total Collateral Value is 280% or less of the aggregate outstanding principal amount of the Notes at such time, Savia will pledge, deposit or otherwise transfer such additional Eligible Collateral pursuant to the Collateral Documents such that, immediately after giving effect to such pledge and deposit, the Total Collateral Value shall be at least 300% of the aggregate outstanding principal amount of the Notes at such time.

            (iii) On the last Domestic Business Day of any week, the U.S. Collateral Agent shall notify the Administrative Agent if the Total Collateral Value is 320% or more of the aggregate outstanding principal amount of the Notes at such time. Upon receipt of any such notice, but only if Share Collateral other than Seminis Shares is then held under the

      Collateral Documents and the Administrative Agent has not received any notice of the occurrence and continuance at such time of any Default, the Administrative Agent will instruct the relevant Collateral Agent to cause the Mexican Trustee and the U.S. Collateral Agent to release from Collateral the maximum number of SCA Shares, DNAP Shares and Empaques Shares (in that order) such that, after giving effect to such release, the Total Collateral Value (including all Seminis Shares then held as Collateral, which shall not be subject to any release) is at least 300% of the aggregate outstanding principal amount of the Notes at such time.

            (iv) On the first day of the Share Collateral Reduction Period (if any), the Administrative Agent shall instruct the Mexican Trustee to provide to the U.S. Collateral Agent all information that the U.S. Collateral Trustee may reasonably request from time to time during the Share Collateral Reduction Period in order to determine Total Collateral Value as of any date during such period, in accordance with the terms of this section 5.17(b).

      (c) Any deposit, transfer or release required pursuant to this Section
5.17 shall be made not later than the second Domestic Business Day after the date on which the relevant notice is given by the Collateral Agent. In the case of any pledge, deposit or transfer of additional Eligible Collateral so required, Savia shall first, pledge, deposit or otherwise transfer any Empaques Shares then available to be pledged, deposited or transferred pursuant to the Collateral Documents, second, pledge, deposit or transfer any DNAP Shares then available to be pledged, deposited or otherwise transferred pursuant to the Collateral Documents, and third, pledge and deposit any SCA Shares then available to be pledged and deposited pursuant to the Collateral Documents, all as may be required to satisfy the foregoing requirement; and fourth, pledge and deposit Unencumbered Cash with the U.S. Collateral Agent pursuant to a Cash Collateral Agreement in form and substance reasonably satisfactory to the U.S. Collateral Agent. SCA Shares, Empaques Shares and DNAP Shares shall be deemed to be "available" to be pledged, deposited or transferred pursuant to the Collateral Documents at any time if such shares are owned by Savia and not required, by the terms of any other document governing the obligations of Savia, to be held subject to a Lien in favor of another Person permitted pursuant to the terms of this Agreement, and the chief accounting officer or chief financial officer of Savia shall provide to the Administrative Agent, upon delivery of any Eligible Collateral a certificate setting forth in reasonable detail the Eligible Collateral owned by Savia and not pledged, deposited or transferred hereunder, and not "available" (as so defined) to be so pledged and deposited. If Unencumbered Cash shall be deposited as additional Eligible Collateral, the relevant Issuers shall enter into the Cash Collateral Agreement and comply with
Section 5.17(a) with respect thereto.

      (d) On the first day of each Interest Period, the Administrative Agent shall determine the amount of interest expense to be paid on the Notes during the next twelve months (on any day, for the next such period, the "Interest Reserve Amount") assuming that (i) the interest rate determined with respect to each Tranche of Notes on such day will continue to apply in all respects to such Tranche of Notes for the next twelve months in all respects and (ii) any scheduled payments of principal on the Notes will be made on the dates so provided (including without limitation any payments of Notes of any Tranche upon maturity, but not including any optional or unscheduled mandatory payments). The Administrative Agent shall promptly inform the Company and the U.S. Collateral Agent of the Interest Reserve Amount as determined on such date, and the Company shall forthwith deposit into the Interest Reserve Account (as defined in the U.S. Pledge and Interest Reserve Agreement), or, if the Administrative Agent has not received any notice of the occurrence and continuance at such time of any Default, the Administrative Agent shall instruct the U.S. Collateral Agent to release to the Company, as appropriate, an amount of cash such that after such deposit or withdrawal, as relevant, the amount of cash and Investments in the Interest Reserve Account is equal to the Interest Reserve Amount.

      SECTION 5.18. Further Assurances. (a) Such Issuer will, at its sole cost and expense, do, execute, acknowledge and deliver all such further acts, deeds, conveyances, assignments, notices of pledges, liens, statements, notices, assignment and transfers as the Administrative Agent or either Collateral Agent shall from time to time request, which may be necessary in the reasonable judgment of the Administrative Agent or the relevant Collateral Agent, as the case may be, from time to time to assure, perfect, convey, assign and transfer to the relevant Collateral Agent the property and rights conveyed or assigned pursuant to the Collateral Documents, or which may facilitate the performance of the terms of the Collateral Documents, or the filing, registering or recording of the Collateral Documents (including without limitation any acknowledgment of the Mexican Trust Agreement by the Mexican Foreign Investment Registry).

      (b) All costs and expenses in connection with the grant of any security interests, the calculation of any Collateral Value or the pledge and deposit of any additional Eligible Collateral under the Collateral Documents (or other obligations under Sections 5.17 and 5.18), including without limitation reasonable legal fees and other reasonable costs and expenses in connection with the granting, perfecting and maintenance of any security interests, the calculation of any Collateral Value or the pledge and deposit of any additional Eligible Collateral under the Collateral Documents, or the preparation, execution, delivery, recordation or filing of documents and any other acts as the Administrative Agent, the Collateral Agent or either Collateral Agent may reasonably request in connection with the grant of such security interests, calculation of such Collateral Value or pledge and deposit of such additional Eligible Collateral, shall be paid by Savia promptly upon demand.

      (c) Neither Issuer will, or will permit any of its Subsidiaries to, enter into or become subject to any agreement that restricts or impairs (i) the ability of such Issuer to comply with the provisions of this Agreement or (ii) the ability of such Issuer or such Subsidiary to consummate the Reorganization or any financing contemplated in connection therewith.

                                    ARTICLE 6

                                    DEFAULTS

      SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

            (a) any Issuer shall fail to pay (i) any principal of any Note when due and such failure shall continue for three days or (ii) any interest on, or any fee or any other amount payable hereunder or under any Financing Document when due and such failure shall continue for ten days;

            (b) any Issuer shall fail to observe or perform any covenant contained in Sections 5.07 through 5.15 hereof, inclusive, or Section 5.17, and any such failure shall continue for ten Domestic Business Days;

            (c) either Issuer shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause
      (a) or (b) above) or any other Financing Document for 30 days after written notice thereof has been given to such Issuer by the Administrative Agent at the request of any Holder;

            (d) any representation, warranty, certification or statement made by either Issuer in any Financing Document or in any certificate, financial statement or other document delivered pursuant to any Financing Document shall prove to have been incorrect in any material respect when made (or deemed made), and, if capable of remedy, shall not have been remedied within 15 days of such Issuer becoming aware that such representation, warranty, certification or statement was incorrect in a material respect when made (or deemed made);

            (e) either Issuer or any of its respective Subsidiaries shall fail to make any payment in respect of any Material Debt when due (whether or not at final maturity) or within any applicable grace period;

            (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

            (g) either Issuer or any of its Significant Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization, suspension of payments or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, sindico, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

            (h) an involuntary case or other proceeding shall be commenced against either Issuer or any of its Significant Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, sindico, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against either Issuer or any of its Significant Subsidiaries under any applicable bankruptcy laws as now or hereafter in effect;

            (i) the license or licenses of SCA to engage in the insurance business in Mexico shall be revoked or materially restricted; or an intervenor, receiver, custodian or other similar official shall be appointed by the CNSF (or any other competent authority) to manage the business or affairs of SCA;

            (j) SCA shall at any time fail to comply with (i) any minimum paid-in capital requirement, technical reserve requirement (or investment requirement thereof) or minimum solvency margin prescribed by the CNSF or the Ministry of Finance and applicable to SCA, or (ii) any other financial ratios or covenants so prescribed and applicable, which failure to comply could, individually or in the aggregate (in the case of any and all such failures to comply referred to herein), reasonably be expected to result in any material limitation on its ability to conduct its business substantially as conducted on the date hereof, and shall fail to cure such failure to comply within 30 days after receipt of notice from the CNSF or Ministry of Finance, as applicable, or, if earlier, the time period permitted in writing by the CNSF or Ministry of Finance;

            (k) the ratio of (x) Consolidated Debt of Empaques (excluding Special Dividend Debt) determined at any date to (y) Consolidated EBITDA of Empaques for the four consecutive fiscal quarters ended on or more recently prior to such date, shall at any time exceed 3.0 to 1 (as used herein, "Special Dividend Debt" means Debt for borrowed money incurred by Empaques after the Closing Date all of the Net Cash Proceeds of which are used forthwith upon receipt to pay a special dividend by Empaques pro rata to all of its shareholders, including without limitation Savia, and by Savia to prepay the Notes to the extent required in accordance with
      Section 2.03);

            (l) the ratio of (x) Consolidated Debt of Empaques (including Special Dividend Debt) determined at any date to (y) Consolidated EBITDA of Empaques for the four consecutive fiscal quarters ended on or more recently prior to such date, shall at any time exceed 5.0 to 1;

            (m) the ratio of (i) Consolidated Debt of Seminis at any date to
      (ii) Consolidated EBITDA of Seminis for the four consecutive fiscal quarters ended on or most recently prior to such date, shall at any date exceed (x) if such date is prior to the last day of the fiscal quarter of Seminis ended most nearly on December 31, 1999, 7.5 to 1 and (y) if such date is on or after such last day, 5.0 to 1;

            (n) either Issuer shall become insolvent (within the meaning of applicable law);

            (o) any Lien created by the Collateral Documents shall at any time fail to constitute a valid, perfected, first priority Lien on all of the Collateral purported to be subject thereto, securing the obligations purported to be secured thereby, to the extent provided therein, or either Issuer shall so assert in writing;

            (p) the Guarantee set forth in Article 9 hereof shall cease at any time to be in full force and effect, or any party shall so assert in writing;

            (q) judgments or orders for the payment of money shall be rendered against either Issuer or any of its Subsidiaries, in excess of $10,000,000 or the equivalent in one or more currencies, and such judgments or orders shall continue unsatisfied and unstayed for a period of 30 days;

            (r) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $10,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $10,000,000; or failure to pay when due any and all amounts payable as required under IMSS, SAR or INFONAVIT;

            (s) Alfonso Romo Garza ("ARG"), members of his immediate family, his estate and heirs, and trusts solely for the benefit of ARG and such family members shall cease to have the right to elect a majority of the board of directors, or other Persons performing similar functions of Savia, or to control Savia;

            (t) (i) the government of Mexico shall take any action, including a moratorium, having an effect on the schedule of payments of any Issuer under any Financing Document, the currency in which any Issuer may pay its obligations under any Financing Document or the availability of foreign currencies in exchange for Pesos or otherwise, (ii) any Issuer shall, voluntarily or involuntarily, participate or take any action to participate in any facility or exercise involving the rescheduling of such Issuer's debts or the restructuring of the currency in which such Issuer may pay its obligations; provided that if any such participation is involuntary, such participation shall continue and not be rescinded for five consecutive Domestic Business Days or (iii) any governmental authority, agency or official shall nationalize, expropriate, seize or otherwise compulsorily acquire all or a substantial part of the assets of Savia and its Subsidiaries, taken as a whole; or

            (u) (i) at any time, any Empaques Shares or SCA Shares issued and outstanding as of the Closing Date shall cease to be listed on the Bolsa Mexicana, in accordance with the rules and regulations thereunder or (ii) at any time from and after the consummation of the Seminis IPO, any Seminis Shares sold pursuant to the Seminis IPO shall cease to be listed on the New York Stock Exchange or other principal stock exchange or quotation system on or through which such stock is then traded, in accordance with the rules and regulations thereunder;

then, and in every such event, the Administrative Agent shall, if requested by the Required Holders, by notice to the Issuers declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Issuer; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to each Issuer, without any notice to each Issuer or any other act by the Administrative Agent or the Holders, the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Issuer.

      SECTION 6.02. Notice of Default. The Administrative Agent shall give notice to each Issuer under Section 6.01 promptly upon being requested to do so by any Holder and shall there upon instruct the Paying Agent to notify promptly all the Holders thereof.

                                    ARTICLE 7

                                   THE AGENTS

      SECTION 7.01. Appointment and Authorization. Each Holder irrevocably appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under the Financing Documents as are delegated to such Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

      SECTION 7.02. Agents and Affiliates. Morgan Guaranty Trust Company of New York, Bankers Trust Company, Bancomer and Citibank, N.A. shall each have the same rights and powers under the Financing Documents as any other Holder and may exercise or refrain from exercising the same as though each were not an Agent, and Morgan Guaranty Trust Company of New York, Bankers Trust Company, Bancomer and Citibank, N.A. and each of their respective affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any Issuer or its Subsidiaries or Affiliates as if it were not an Agent.

      SECTION 7.03. Action by Agents. (a) Each Agent undertakes to perform such duties and only such duties as are specifically set forth in the Financing Documents. No Agent shall have any duties or responsibilities except those expressly set forth in the Financing Documents with respect to such Agent or, except for the Collateral Agents and solely to the extent required by applicable law, be a trustee or have any fiduciary obligation to any party hereto. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

      (b) No Agent shall be liable for any error of judgment made in good faith by an officer or officers of such Agent, unless it shall be conclusively determined by a court of competent jurisdiction that such Agent was grossly negligent in ascertaining the pertinent facts.

      (c) None of the provisions of the Financing Documents shall require any Agent, acting in its capacity as Agent, to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties thereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

      (d) Each Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

      (e) Whenever in the administration of the provisions of the Financing Documents any Agent shall deem it necessary or desirable that a matter be provided or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of such Agent, be deemed to be conclusively proved and established by a certificate signed by the officers of the relevant Person or Persons, as the case may be, and delivered to such Agent and such certificate or certificates, in the absence of gross negligence or bad faith on the part of such Agent, shall be full warrant to such Agent for any action taken, suffered or omitted by it under the provisions of the Financing Documents upon the faith thereof.

      (f) Each Agent may execute any of the trusts or powers under the Financing Documents or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any willful misconduct or gross negligence on the part of any agent, attorney, custodian or nominee so appointed.

      (g) Any corporation or other Person into which any Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Agent shall be a party, or any Person succeeding to the business of such Agent shall be the successor of such Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

      SECTION 7.04. Actions by Paying Agent. The Paying Agent expressly agrees that it shall accept delivery of any notice, information, instruction or other communication delivered pursuant to the terms of this Agreement for and on behalf of the Holders and agrees that it shall promptly deliver any such notice, information, instruction or other communication to the Holders following receipt thereof. The Paying Agent shall not be liable for the content of any such notice, information, instruction or communication nor for any delay caused by the Paying Agent's failure to receive timely delivery of any such communication.

      SECTION 7.05. Consultation with Experts. Each Agent may consult with legal counsel (who may be counsel for either Issuer), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

      SECTION 7.06. Liability of Agents. (a) No Agent, its affiliates and their respective directors, officers, agents and employees shall be liable for any action taken or not taken by it in connection with the Financing Documents (i) with the consent or at the request of the Required Holders (or such different number of Holders as any provision hereof expressly requires for such consent or request) or (ii) in the absence of its own gross negligence or willful misconduct, the existence of which must be determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review. No Agent, its affiliates and their respective directors, officers, agents and employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with the Financing Documents or any issuance hereunder; (ii) the performance or observance of any of the covenants or agreements of either Issuer; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Administrative


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

Agent; (iv) the validity, effectiveness or genuineness of the Financing Documents or any other instrument or writing furnished in connection herewith; or (v) the existence or sufficiency of any Collateral. No Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex, facsimile or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Without limiting the generality of the foregoing, the use of the term "administrative agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

      (b) Each of the Holders (for itself and any Person or entity claiming through it) hereby releases, waives, discharges, exculpates and covenants not to sue any Agent for any action taken or omitted under the Financing Documents except to the extent caused by such Agent's gross negligence or willful misconduct. Anything in the Financing Documents to the contrary notwithstanding, in no event shall any Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if such Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

      SECTION 7.07. Indemnification. The Holders shall, ratably in proportion to their Commitments, indemnify each Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Issuers) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with the Financing Documents or any action taken or omitted by such indemnitees hereunder. The obligations of the Holders under this Section 7.07 to indemnify each Agent shall survive the satisfaction and discharge of this Agreement or the earlier resignation or removal of any Agent.

      SECTION 7.08. Credit Decision. Each Holder acknowledges that it has, independently and without reliance on any Agent or any other Holder, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Holder also acknowledges that it will, independently and without reliance on any Agent or any other Holder, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Financing Documents.


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

      SECTION 7.09. Successor Agents. Any Agent may resign at any time by giving notice thereof to the Holders and the Issuers. Upon any such resignation, the Required Holders shall have the right to appoint a successor Agent to such Agent. If no such successor Agent shall have been so appointed by the Required Holders, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Holders, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States or of any State thereof (or, in the case of the Mexican Trustee, the laws of Mexico) and having a combined capital and surplus of at least $100,000,000 (or, in the case of the Mexican Trustee, $50,000,000). Upon the acceptance of its appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent resigns as an Agent hereunder, the provisions of this Article shall inure to its benefit as to actions taken or omitted to be taken by it while it was such an Agent.

      SECTION 7.10. Agents' Fee. The Issuers shall pay to each Agent for its own account and each Agent shall be entitled to, the fees and expenses agreed in writing between the Issuers and such Agent, and will further pay or reimburse such Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by such Agent in accordance with any of the provisions hereof or any other document executed in connection herewith (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all persons not regularly in its employ), including, with respect to the Administrative Agent, an agency fee for its role as Administrative Agent in an amount of $25,000 per annum payable quarterly in arrears. The obligations of the Issuers under this Section 7.10 to compensate each Agent and to pay or reimburse each Agent for reasonable expenses, disbursements and advances shall survive the satisfaction and discharge of this Agreement or the earlier resignation or removal of such Agent.

                                    ARTICLE 8

                             CHANGE IN CIRCUMSTANCES

      SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period:

            (a) the Administrative Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to


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

      the Reference Banks in the London interbank market for such Interest Period, or

            (b) Holders which are Banks having 50% or more of the aggregate principal amount of the affected Notes advise the Administrative Agent that LIBOR as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Holders of funding their Notes for such Interest Period, the Administrative Agent shall forthwith notify each Issuer and shall instruct the Paying Agent promptly to give notice to the Holders, whereupon until the Administrative Agent notifies each Issuer that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Holders to have Notes bear interest at the Euro-Dollar Rate shall be suspended and (ii) each outstanding Note shall bear interest at the Alternative Rate from and after the last day of the then current Interest Period applicable thereto.

      SECTION 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Holder which is a Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Holder which is a Bank (or its Euro-Dollar Lending Office) to make, maintain or fund Notes at the Euro-Dollar Rate and such Holder shall so notify the Administrative Agent and the Paying Agent, the Administrative Agent shall forthwith give notice thereof to each Issuer and shall instruct the Paying Agent promptly to notify the other Holders, whereupon until such Holder notifies each Issuer, the Administrative Agent and the Paying Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Holder to make or maintain Notes at the Euro-Dollar Rate shall be suspended. Before giving any notice to the Administrative Agent and the Paying Agent pursuant to this Section, such Holder shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Holder, be otherwise disadvantageous to such Holder. If such notice is given, each Note of such Holder then outstanding shall begin to bear interest at the Alternative Rate either (a) on the last day of the then current Interest Period applicable to such Note if such Holder may lawfully continue to maintain and fund such Note to such day or (b) immediately if such Holder shall determine that it may not lawfully continue to maintain and fund such Note to such day.


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

      SECTION 8.03. Increased Cost and Reduced Return. (a) If on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Holder which is a Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Holder which is a Bank (or its Applicable Lending Office) or shall impose on any Holder which is a Bank (or its Applicable Lending Office) or the London interbank market any other condition affecting its Notes or its obligation to make or maintain Notes at the Euro-Dollar Rate and the result of any of the foregoing is to increase the cost to such Holder (or its Applicable Lending Office) of making or maintaining any Note at the Euro-Dollar Rate, or to reduce the amount of any sum received or receivable by such Holder (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Holder to be material, then, within 15 days after demand by such Holder (with a copy to the Administrative Agent and the Paying Agent), each Issuer shall pay to such Holder such additional amount or amounts as will compensate such Holder for such increased cost or reduction.

      (b) If any Holder which is a Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Holder (or its Parent) as a consequence of such Holder's obligations hereunder to a level below that which such Holder (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Holder to be material, then from time to time, within 15 days after demand by such Holder (with a copy to the Administrative Agent and the Paying Agent), the relevant Issuer shall pay to such Holder such additional amount or amounts as will compensate such Holder (or its Parent) for such reduction.

      (c) Each Holder will promptly notify each Issuer and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Holder to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Holder, be otherwise disadvantageous to such Holder. A certificate of any Holder claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Holder may use any reasonable averaging and attribution methods.

      SECTION 8.04. Mexican Taxes. All payments of principal, premium and interest in respect of each Note or the Guarantee shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges or penalties or interest related thereto of whatever nature imposed, levied, collected, withheld or assessed by or within Mexico or any political subdivision or taxing authority thereof or therein ("Mexican Taxes"), unless such withholding or deduction is required by law or by regulation. In the event that any such withholding or deduction in respect of principal, premium or interest is so required, the Issuers or the Guarantor, as the case may be, shall pay such additional amounts ("Additional Amounts") as will result in receipt by each holder of any Note of such amounts as would have been received by such holder with respect to such Note or Guarantee, as applicable, had no such withholding or deduction been required, except that no Additional Amounts shall be payable for or on account of:

            (1) any tax, duty, assessment or other governmental charge imposed by reason of

                  (A) the existence of any present or former connection between such holder or the beneficial owner of such Note and Mexico (or any political subdivision or taxing authority thereof or therein) other than merely holding such Note or the receipt of payments, or enforcement of rights, under the Guarantee or the Notes, including, without limitation, such holder or the beneficial owner of such Note being or having been a national, domiciliary or resident thereof or being or having been present or engaged in a trade or business therein or having had a permanent establishment therein; or

                  (B) the presentation of such Note (where presentation is
            required) more than 30 days after the date on which the payment in respect of such Note became due and payable or provided for, whichever is later, except to the extent that such holder would have been entitled to such Additional Amounts if it had presented such Note for payment on the last day of such period of 30 days;

            (2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

            (3) (A) any Mexican Taxes imposed at a rate in excess of the 10% uniformly applicable in respect of payments made by the Issuers or the Guarantor to all holders or beneficial owners as a result of the failure of the holder or beneficial owner of such Note to comply with any certification, identification, information, documentation or other reporting requirement if (i) such compliance is required by law, regulation or administrative practice as a precondition to exemption from, or reduction in the rate of, deduction or withholding of Mexican Taxes,
      (ii) at least 60 days prior to the first interest payment date with respect to which the Issuers or the Guarantor shall apply this paragraph
      (3)(A), the Issuers or the Guarantor shall have notified the holders of the Notes, in writing, that such holders or beneficial owners of the Notes will be required to comply with such requirement and (iii) the notification described in clause (ii) shall have been furnished to holders of the Notes through DTC (or its custodian, if applicable) or by other comparable means in such a manner as to have reasonably afforded such holders or beneficial owners a reasonable time and opportunity to so comply;

                  (B) any Mexican Taxes imposed at a rate in excess of the 15%
            uniformly applicable in respect of payments made by the Issuers or the Guarantor to all holders or beneficial owners eligible for the benefits of a treaty for the avoidance of double taxation to which Mexico is a party and which is in effect, but only to the extent that (i) such holder or beneficial owner has failed to provide on a timely basis, at the reasonable request of the Issuers or the Guarantor (subject to the conditions set forth below), information, documentation or other evidence (not described in paragraph (3)(A) above) concerning whether such holder or beneficial owner is eligible for benefits under a treaty for the avoidance of double taxation to which Mexico is a party and which is in effect if necessary to determine the appropriate rate of deduction or withholding of Mexican Taxes under such treaty or under any law, (ii) at least 60 days prior to the first payment date with respect to which the Issuers or the Guarantor shall make such reasonable request, the Issuers or the Guarantor shall have notified the holders of the Notes, in writing, that such holders or beneficial owners of the Notes will be required to provide such information, documentation or other evidence and
            (iii) the notification described in clause (ii) shall have been furnished to holders of the Notes through DTC (or its custodian, if applicable) or by other comparable means in such a manner as to have reasonably afforded such holders or beneficial owners a reasonable time and opportunity to provide the information, documentation or other evidence required by this paragraph; or

      (4) any combination of items (1), (2) or (3).

      For purposes of the provisions described in paragraph (3), the term "holder" shall mean the direct nominee of such beneficial owner, which holds such beneficial owner's interest in the Notes. Notwithstanding the foregoing, the limitations on the Issuers and Guarantor's obligation to pay Additional Amounts set forth in paragraph (3) above shall not apply if (a) the provision of information, documentation or other evidence described in such paragraph (3) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a holder or beneficial owner of a Note (taking into account any relevant differences between U.S. and Mexican law, regulation or administrative practice) than comparable information or other reporting requirements imposed under U.S. tax law, regulation and administrative practice (such as IRS Forms 1001, W-8 and W-9) or (b) Rule 3.32.9 issued by the Ministry of Finance on March 3, 1999 or a substantially similar successor of such rule is in effect, unless the provision of the information, documentation or other evidence described in paragraph (3) is expressly required by statute, regulation, rule or administrative practice in order to apply Rule 3.32.9 (or a substantially similar successor of such rule), the Issuers or the Guarantor cannot obtain such information, documentation or other evidence on its own through reasonable diligence and the Issuers or the Guarantor otherwise would meet the requirements for application of Rule 3.32.9 (or such successor of such rule). In addition, such paragraph (3) shall not be construed to require that a non-Mexican pension or retirement fund or a non-Mexican financial institution or any other holder register with the Ministry of Finance and Public Credit for the purpose of establishing eligibility for an exemption from or reduction of Mexican withholding tax. Furthermore, compliance with any such requirements under paragraph (3)(A) or requests under paragraph (3)(B) shall not require the disclosure to the Issuers, the Guarantor, the Administrative Agent and the Paying Agent or any governmental authority of the nationality, residence or identity of the beneficial owner of a Note that is not eligible for any exemption from withholding or deduction of all or any part of such Mexican Taxes (other than such compliance that can be satisfied by a custodian, nominee or other agent of such beneficial owner certifying to the effect that such beneficial owner is not eligible for any exemption from withholding or deduction of all or any part of such Mexican Taxes, provided that payment by such custodian, nominee or agent to such beneficial owner is not otherwise subject to any such requirement).

      Whenever there is mentioned in any context, the payment of principal, premium or interest in respect of any Note or the net proceeds received on the sale or exchange of any Note, such mention shall be deemed to include the payment of Additional Amounts provided for herein to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to this Agreement.

      The Issuers or the Guarantor, as the case may be, will provide to the Administrative Agent and the Paying Agent documentation evidencing payment of withholding taxes within 30 days after payment thereof. Copies of such documentation shall be provided to holders requesting them.

      The Issuers or the Guarantor, as the case may be, will pay any present or future stamp, issue, registration or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of the Notes or the Guarantee, except for any such taxes, charges or similar levies imposed by any jurisdiction outside of


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

Mexico (other than those resulting from, or required to be paid in connection with, the enforcement of the Notes or the Guarantee following the occurrence of any Event of Default with respect to the Notes). Notwithstanding the foregoing, no service charge will be made for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith. For the avoidance of doubt, Issuers' obligations in respect of the payment of additional amounts shall in no event be reduced or offset as a result of any tax or other benefits accruing to Holders relating to the payment of withholding taxes.

      SECTION 8.05. U.S. Taxes. All payments of principal, premium and interest in respect of each Tranche C Note and the Guarantee shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges or penalties or interest related thereto of whatever nature imposed, levied, collected, withheld or assessed by or within the United States or any political subdivision or taxing authority thereof or therein ("U.S. Taxes"), unless such withholding or deduction is required by law or by regulation. In the event that any such withholding or deduction in respect of principal, premium or interest is so required, DNAP or the Guarantor, as the case may be, shall pay such Additional Amounts as will result in receipt by each holder of any Tranche C Note of such amounts as would have been received by such holder with respect to such Tranche C Note or Guarantee, as applicable, had no such withholding or deduction been required, except that no Additional Amounts shall be payable for or on account of:

            (a) any tax, duty, assessment or other governmental charge imposed by reason of

                  (i) the existence of any present or former connection between such holder or the beneficial owner of such Tranche C Note and the United States (or any political subdivision or taxing authority thereof or therein) other than merely holding such Tranche C Note or the receipt of payments, or enforcement of rights, under the Guarantee or the Tranche C Notes, including, without limitation, such holder or the beneficial owner of such Tranche C Note being or having been a national, domiciliary or resident thereof or being or having been present or engaged in a trade or business therein or having had a permanent establishment therein; or

                  (ii) the presentation of such Tranche C Note (where
            presentation is required) more than 30 days after the date on which the payment in respect of such Tranche C Note became due and


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

            payable or provided for, whichever is later, except to the extent that such holder would have been entitled to such Additional Amounts if it had presented such Tranche C Note for payment on the last day of such period of 30 days;

            (b) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge or any tax imposed other than by withholding;

            (c) any withholding taxes imposed at a rate in excess of 3.0% of such taxable payments unless such excess is the result of a change in law that becomes effective after the Closing Date; and

            (d) any taxes imposed by reason of the holder's failure (or, if the holder is not the beneficial owner, the beneficial owner's failure) to provide upon reasonable request addressed to such holder or beneficial owner either (i) a duly completed Form W-8 (or successor form) and certification that it is not (A) a bank within the meaning of Internal Revenue Code section 881(c), (B) a 10% shareholder of DNAP within the meaning of Internal Revenue Code section 871(h)(3)(B) nor (C) a controlled foreign corporation related to DNAP within the meaning of Internal Revenue Code section 864(d)(4) or (ii) a duly completed Form 4224 or Form 1001 (or successor forms) entitling the holder to a complete exemption from, or reduction in, the rate of withholding tax.

      SECTION 8.06. Alternative Rate Substituted for Euro-Dollar Rate. If (i) the obligation of any Holder to make or maintain Notes at the Euro-Dollar Rate has been suspended pursuant to Section 8.02 or (ii) any Holder has demanded compensation under Section 8.03, 8.04 or 8.05 with respect to its Notes with respect to the Euro-Dollar Rate and the relevant Issuer shall, by at least five Euro-Dollar Business Days' prior notice to such Holder through the Administrative Agent, have elected that the provisions of this Section shall apply to such Holder, then, unless and until such Holder notifies such Issuer that the circumstances giving rise to such suspension or demand for compensation no longer exist, all Notes of such Holder shall bear interest at the Alternative Rate (on which interest and principal shall be payable contemporaneously with the related payments of interest to the other Holders). If such Holder notifies an Issuer that the circumstances giving rise to such notice no longer apply, each applicable Note shall again bear interest at the Euro-Dollar Rate from and after the first day of the next succeeding Interest Period applicable to such Note.

      SECTION 8.07. Substitution of Holder. If (a) the obligation of any Holder to purchase or maintain Notes bearing interest at the Euro-Dollar Rate has been


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

suspended pursuant to Section 8.02 or (b) any Holder has demanded compensation under Sections 8.03, 8.04 or 8.05, the Issuers shall have the right, with the assistance of the Administrative Agent, to seek a mutually satisfactory substitute bank or banks (which may be one or more of the Holders) to purchase the affected Notes and assume the Commitments of such Holder.

                                    ARTICLE 9

                                    GUARANTY

      SECTION 9.01. The Guaranty. The Guarantor hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Tranche C
Note issued by DNAP pursuant to this Agreement, and the full and punctual payment of all other amounts payable by DNAP under this Agreement. Upon failure by DNAP to pay punctually any such amount, the Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

      SECTION 9.02. Guaranty Unconditional. The obligations of the Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

            (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of DNAP under this Agreement or any Tranche C Note, by operation of law or otherwise;

            (b) any modification or amendment of or supplement to this Agreement or any Note;

            (c) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of Company under this Agreement or any Tranche C Note;

            (d) any change in the corporate existence, structure or ownership of DNAP, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting DNAP or its assets or any resulting release or discharge of any obligation of DNAP contained in this Agreement or any Tranche C Note;

            (e) the existence of any claim, set-off or other rights which the Guarantor may have at any time against DNAP, any Agent, any Holder or any other Person, whether in connection with this Agreement or any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

            (f) any invalidity or unenforceability relating to or against DNAP for any reason of this Agreement or any Tranche C Note, or any provision of applicable law or regulation purporting to prohibit the payment by DNAP of the principal of or interest on any Tranche C Note or any other amount payable by DNAP under this Agreement; or

            (g) any other act or omission to act or delay of any kind by DNAP, any Agent, any Holder or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Guarantor's obligations hereunder.

      SECTION 9.03. Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. The Guarantor's obligations hereunder shall remain in full force and effect until the principal of and interest on the Tranche C Notes and all other amounts payable by DNAP under this Agreement shall have been paid in full. If at any time any payment of the principal of or interest on any Tranche C Note or any other amount payable by DNAP under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of DNAP or otherwise, the Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

      SECTION 9.04. Waiver by the Guarantor. The Guarantor irrevocably waives:

            (a) acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against DNAP or any other Person;

            (b) any right to which it may be entitled in connection with any obligation of any Lender to sue and/or complete an action against DNAP prior to a claim being made against the Guarantor hereunder; and

            (c) any right to which it may be entitled to have the assets of DNAP first be used and/or applied in full as payment of DNAP's or the Guarantor's obligations hereunder prior to any amounts being claimed from or paid by the Guarantor hereunder.


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

      SECTION 9.05. Subrogation. Upon making full payment with respect to any obligation of DNAP hereunder, the Guarantor shall be subrogated to the rights of the payee against DNAP with respect to such obligation; provided that the Guarantor shall not enforce any payment by way of subrogation so long as any amount payable by DNAP hereunder remains unpaid.

      SECTION 9.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by DNAP under this Agreement or the Tranche C Notes is stayed upon the insolvency, bankruptcy or reorganization of DNAP, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Administrative Agent made at the request of the Required Holders.

                                   ARTICLE 10

                                  MISCELLANEOUS

      SECTION 10.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile or similar writing) and shall be given to such party: (i) in the case of either Issuer, the Administrative Agent, the Paying Agent or either Collateral Agent, at its address or facsimile number set forth on the signature pages hereof, (ii) in the case of any Holder, by notice to the Paying Agent or at such Holder's address or facsimile number set forth in its Administrative Questionnaire or (iii) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent, the Paying Agent and the Issuers. Each such notice, request or other communication shall be effective
(i) if given by facsimile, when transmitted to the facsimile number referred to in this Section and confirmation of receipt is received or (ii) if given by any other means, when delivered at the address referred to in this Section; provided that notices to the Administrative Agent under Article 2 or
Article 8 shall not be effective until received.

      SECTION 10.02. No Waivers. No failure or delay by any Agent or any Holder in exercising any right, power or privilege hereunder or under any other Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.


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

      SECTION 10.03. Expenses; Indemnification. (a) The Issuers shall pay (i) all out-of-pocket expenses of the Agents and Arrangers, including reasonable fees and disbursements of special counsel for the Agents and Arrangers, in connection with the preparation and administration of the Financing Documents, any waiver or consent thereunder or any amendment thereof or any Default or alleged Default hereunder, (ii) all expenses referred to in the Financing Documents and (iii) if an Event of Default occurs, all out-of-pocket expenses incurred by each Agent and each Holder, including (without duplication) the reasonable fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

      (b) The Issuers agree to indemnify each Agent and each Holder, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, settlement costs and the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee (i) in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of any Financing Document or any actual or proposed use of the Commitments or the proceeds of Notes hereunder (except with respect to matters expressly set forth in paragraph (c) below, which shall be governed by the provisions of paragraph (c) and (ii) in the case of the Agents, their respective affiliates and their respective directors, officers, agents and employees only, as a result of such Agent's administration of, and performance of its obligations under, the Financing Documents; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

      (c) The Issuers agree to indemnify and hold harmless each Holder and each person, if any, who controls any Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including without limitation the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (and any amendment or supplement thereto if the Issuers shall have furnished any amendments or supplements thereto) or any preliminary offering memorandum, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made


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

in reliance upon and in conformity with information relating to any Holder furnished to the Issuers in writing by such Holder through the Agents expressly for use therein.

      (d) If the indemnification provided for in Section 10.03(c) is unavailable to any Indemnitee or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Issuer under such paragraph, in lieu of indemnifying such Indemnitee thereunder, shall contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Holders on the other hand from the offering of the Notes or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers on the one hand and the Holders on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuers on the one hand and the Holders on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Issuers and the total discounts and commissions received by the Holders, in each case as set forth in the table on the cover of the Offering Memorandum, bear to the aggregate offering price of the Notes. The relative fault of the Issuers on the one hand and the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      SECTION 10.04. Sharing of Set-offs. (a) Each Holder agrees, subject to clause (b) below, that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Holder in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Holder, the Holder receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Holders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Holders shall be shared by the Holders pro rata; provided that nothing in this Section shall impair the right of any Holder to exercise any right of set-off or counterclaim against all deposits (general or special, time or demand, provisional or final at any time held it may have and to apply the amount subject to such exercise to the payment of indebtedness of


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

any Issuer other than its indebtedness hereunder. Each Issuer agrees, to the fullest extent it may effectively do so under applicable law, that (i) any Holder which is a Bank may exercise all rights of set-off or counterclaim with respect to any obligation owed to either Issuer, whether or not matured or due at the time of such exercise, with respect to principal of and interest on its Notes and other amounts owing to such Holder hereunder, whether or not such Holder shall have first made any demand hereunder and (ii) any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Issuer in the amount of such participation.

      (b) If at any time there shall occur and be continuing a Monetary Control Condition, then one or more Holders (each, an "Accepting Holder") may agree to receive payment of principal of and all accrued and unpaid interest on one or more of its Notes in Pesos (each Note so paid, an "Affected Note"), and such Accepting Holder (and each other Holder becoming an Additional Accepting Holder as referred to below) shall not be required to purchase a participation from, or make such other adjustments with, any other Holder in respect of the other Notes of the same Tranche as the Affected Notes. Prior to accepting any such payment as described above with respect to any prospective Affected Note, each Accepting Holder shall provide reasonable notice to the Administrative Agent, the Paying Agent and the Registrar (who shall promptly notify each other Holder thereof) of such proposed payment in Pesos, setting forth the proposed terms thereof, and each other Holder that elects, by notice delivered promptly to the Issuers, Administrative Agent, Paying Agent and Registrar, to receive the same such payment in Pesos with respect to one or more of its Notes (an "Additional Accepting Holder") shall receive a payment with respect thereto pro rata to that received by the initial Accepting Holder. Any such payment in Pesos pursuant to this clause (b), including the calculation of the exchange rate with respect to Dollars, shall be binding on any Holder agreeing to such payment and shall constitute full and final payment with respect to the amounts of the Affected Notes so paid. Nothing in this clause (b) shall be construed as a waiver by any Holder, including any Holder not accepting payment in Pesos, of the obligations of the Issuers to make payment in Dollars in accordance with Section 2.07 and
Section 10.11 of the Note Acquisition Agreement or any other remedies under the same. As used herein, a "Monetary Control Condition" shall exist at any time if at such time (i) an Event of Default under clause (t) of Section 6.01 has occurred and is continuing as a result of the imposition of monetary or exchange controls, the effect of which is to prevent or materially delay payment by the Issuers of principal of and/or interest on any Notes in U.S. Dollars, but not to prevent such payment in Pesos, and (ii) no Event of Default under any other clause of Section


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

6.01 is continuing at such time (except for any Event of Default occurring under clause (a) thereof solely as a result thereof).

      SECTION 10.05. Amendments and Waivers; Certain Collateral Releases . Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by each Issuer and the Required Holders (and, if the rights or duties of any Agent are affected thereby, by such Agent); provided that no such amendment or waiver shall, unless signed by all the Holders, (i) increase or decrease the Commitment of any Holder (except for a ratable decrease in the Commitments of all Holders) or subject any Holder to any additional obligation, (ii) reduce the principal of or rate of interest on any Note, or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Note, or any fees hereunder or for any reduction or termination of any Commitment, (iv) release either Issuer from its obligations hereunder, (v) change the currency of payment of any obligation hereunder or under any other Financing Document, (vi) release the Guarantor from its obligations or (vii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Holders, which shall be required for the Holders or any of them to take any action under this Section or any other provision of this Agreement. Any provision of any Collateral Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the relevant parties prescribed therein (including the Collateral Agents) with the consent of the Required Holders; provided that no such amendment or waiver shall, unless signed by all the Holders, release all or substantially all of the Collateral from the Liens created by the Collateral Documents. The Collateral Agents may release (and the Administrative Agent may instruct either Collateral Agent to release) any Collateral sold or otherwise transferred in compliance with Section 5.09(b), subject to the provisions thereof, and may execute and deliver, at Savia's sole cost and expense, such documents to evidence such release as Savia may reasonably request.

      SECTION 10.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither Issuer may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Holders.

      (b) Any Holder may at any time grant to one or more Holders or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Notes. In the event of any such grant by a Holder of a participating interest to a Participant, whether or not upon notice to the Issuers and the Agent, such Holder shall remain responsible for the performance of its obligations hereunder, and each Issuer and the Agent shall continue to deal solely


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

and directly with such Holder in connection with such Holder's rights and obligations under this Agreement. Any agreement pursuant to which any Holder may grant such a participating interest shall provide that such Holder shall retain the sole right and responsibility to enforce the obligations of the relevant Issuers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Holder will not agree to any modification, amendment or waiver of this Agreement relating to changes in any fees hereunder, or the principal of or term of or rate of interest on any Note, in any case that requires the consent of all Holders, without the consent of the Participant. Each Issuer agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of
Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

      (c) Any Holder may at any time assign to one or more Holders or other institutions (each an "Assignee"), all, or any part (such portion to comprise an aggregate outstanding principal amount of Commitments and/or interests in Notes of not less than $1,000,000) of all, of its Notes of any Tranche together with a proportionate part of its other rights and obligations under this Agreement, and such Assignee shall assume such rights and obligations, pursuant to an Assignment Agreement in substantially the form of Exhibit F hereto executed by such Assignee and such transferor Holder (or, in the case of any Note held through a global note, as described in Section 1.03, pursuant to such procedures as may be required by the depository or nominee thereof), with notice to Savia and the Paying Agent. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Holder of an amount equal to the purchase price agreed between such transferor Holder and such Assignee, such Assignee shall be a Holder party to this Agreement and shall have all the rights and obligations of a Holder with a Commitment and/or Notes as set forth in such instrument of assumption, and the transferor Holder shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Holder, the Paying Agent and Savia shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Holder shall pay to the Paying Agent an administrative fee for processing such assignment in the amount of $3,000.

      (d) Maintenance of Registry. Each Issuer hereby designates the Paying Agent to serve as such Issuer's agent, solely for purposes of this subsection


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10.06(d), to maintain a register (the "Register") on which the Paying Agent will record the name of each Holder, the aggregate principal amount of Notes purchased by each Holder and each repayment in respect of the principal amount of the Notes held by each Holder. Failure to make any such recordation, or any error in such recordation, shall not affect either Issuer's obligations in respect of such Notes. The entries in the Register shall be presumed correct absent evidence to the contrary, and the Issuers, the Agents and the Holders shall treat each Person in whose name a Note is registered as the owner thereof for all purposes of this Agreement. With respect to any Holder, the assignment or other transfer of the Commitments and/or Notes of such Holder and the rights to the principal of, and interest on, any Note issued pursuant to this Agreement shall not be effective until such assignment or other transfer is recorded on the Register and, except to the extent provided in this subsection 10.06(d), otherwise complies with Section 10.06, and prior to such recordation all amounts owing to the transferor Holder with respect to such Commitments and Notes shall remain owing to the transferor Holder. The registration of assignment or other transfer of all or part of any Commitments and Notes for a Holder shall be recorded by the Paying Agent on the Register. The Register shall be available at the offices where kept by the Paying Agent for inspection by the Issuers and any Holder at any reasonable time upon reasonable prior notice to the Paying Agent. The Issuers may not replace any Holder pursuant to Section 8.06, unless, with respect to any Notes held by such Holder, the requirements of this Section have been satisfied.

      (e) Certain Additional Restrictions on Transfer. In addition to the other restrictions on transfers set forth herein, each Holder and Holder of an interest in a Note (each participation or other interest in a Note, a "Note Interest", and each Holder and other holder thereof, an "Interestholder"), by its acceptance thereof, hereby agree to the following additional restrictions on transfer with respect to the Notes and Note Interests, without regard to whether the Notes or any Note Interests are "securities" as defined under the Securities
Act:

            (i) Each Interestholder understands that the Notes are being offered only in a transaction not involving any public offering within the meaning of the Securities Act, and that, if in the future such Interestholder decides to resell, pledge or otherwise transfer any of the Notes, such Notes may not be reoffered, resold, pledged or otherwise transferred except (i) to a person whom the Holder reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A, (ii) in an offshore transaction complying with Rule 904 of Regulation S, (iii), pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (iv) to the Issuer of such Note or (v) pursuant to an effective registration statement under the Securities Act, and, in each case, in accordance with all applicable U.S. state securities laws.


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

            (ii) Each Interestholder may hold its interests in any Note through Euroclear, Cedel or another depository; provided no such Interestholder may grant any Participations in the interest so held through a depository. It is acknowledged that neither Euroclear nor Cedel will undertake to enforce the restrictions on transfer contained in this Section 10.06(e). Each Holder understands that the Notes will, unless otherwise agreed by the Issuer and the Interestholder thereof, bear a legend to the following effect:

         THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE SECOND SENTENCE HEREOF. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
         ACT) (A "QIB"), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER) OR
         (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "U.S. PERSONS" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.

                     (iii) Each Interestholder (i) represents that it is not an "affiliate" (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of either Issuer and it is a Qualified Institutional Buyer within the meaning of the Rule 144A promulgated under the Securities Act and is aware that any sale of Notes to it will be made in reliance on Rule 144A. Such acquisition will be for its own account or for the account of another Qualified Institutional Buyer and (ii) represents that it is relying on the information contained in the Offering Memorandum in making its investment decision with respect to the Notes. It acknowledges that no representation or warranty is made by the Arrangers as to the accuracy or completeness of such materials. It further acknowledges that neither Issuer nor any of the Arrangers or any person representing the Issuers or the Arrangers have made any representation to it with respect to the Issuers or the offering or sale of any Notes other than the information contained in the Offering Memorandum. It has had access to such financial and other information concerning the Issuers and the Notes as it has deemed necessary in connection with its decision to purchase any


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

      of the Notes, including an opportunity to ask questions of and request information from the Issuers.

      (f) Any Holder may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Holder from its obligations hereunder.

      (g) No Assignee, Participant or other transferee of any Holder's rights shall be entitled to receive any greater payment under Section 8.03 or 8.04,
8.05 than such Holder would have been entitled to receive with respect to the rights transferred, unless such transfer is an assignment made with Savia's prior written consent or is made by reason of the provisions of Section 8.02 or
8.03 requiring such Holder to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

      SECTION 10.07. Collateral. Each of the Holders represents to the Agent and each of the other Holders that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

      SECTION 10.08. Governing Law; Submission to Jurisdiction; Service of Process. (a) This Agreement and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

      (b) Each of the parties hereto irrevocably submits to the jurisdiction of the Supreme Court of the State of New York, County of New York, the U.S. District Court for the Southern District of New York and any appellate court or body thereto (collectively, the "New York Courts") and to the courts of its own corporate domicile with respect to actions brought against it as a defendant, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court, any claim that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum and any right to which it may be entitled on account of place of residence or domicile, and further agrees that a final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding such party.

      (c) Each Issuer hereby irrevocably appoints CT Corporation System, having offices on the date hereof at 1633 Broadway, New York, New York 10019 (the "Process Agent"), as its authorized agent to accept and acknowledge on its


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

behalf service of any and all process which may be served in any suit, action or proceeding of the nature referred to above in any New York Court. Such designation and appointment shall be irrevocable until all principal of and interest on the Notes and other sums payable hereunder shall have been paid in full in accordance with the provisions thereof and the Commitments shall have been reduced to zero. Such Issuer covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the foregoing designations and appointments in full force and effect and to cause the Process Agent to continue to act in such capacity. Such Issuer covenants and agrees that, if the Process Agent shall desire to cease so to act, prior to the Process Agent ceasing so to act it shall irrevocably designate and appoint without delay another such agent in such jurisdiction satisfactory to the Administrative Agent and, if requested by the Administrative Agent, shall promptly deliver to the Administrative Agent evidence in writing of such other agent's acceptance of such appointment in form and substance reasonably acceptable to the Administrative Agent.

      (d) Each Issuer consents to process being served in any suit, action or proceeding of the nature referred to in subsection (b) of this Section by serving a copy thereof upon the Process Agent. Without prejudice to the foregoing, the Administrative Agent agrees that to the extent lawful and possible, written notice of said service upon the Process Agent shall also be mailed by registered or certified airmail, postage prepaid, return receipt requested, to such Issuer at its address specified in Section 10.01 hereof or to any other address of which such Issuer shall have given written notice to the Administrative Agent. If said service upon the Process Agent shall not be possible or shall otherwise be impractical after reasonable efforts to effect the same, such Issuer consents to process being served in any suit, action or proceeding of the nature referred to in subsection (b) of this Section by the mailing of a copy thereof by registered or certified airmail, postage prepaid, return receipt requested, to the address of such Issuer specified in Section
10.01 hereof or to any other address of which such Issuer shall have given written notice to the Administrative Agent, which service shall be effective 14 days after deposit in the United States Postal Service. Such Issuer irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service and such Issuer agrees that such service (i) shall be deemed in every respect effective service of process upon such Issuer in any such suit, action or proceeding and (ii) shall to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such Issuer.

      (e) Nothing in this Section shall affect any right of the Administrative Agent to serve process in any manner permitted by law.


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

      SECTION 10.09. Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex, facsimile or other written confirmation from such party of execution of a counterpart hereof by such party).

      SECTION 10.10. WAIVER OF JURY TRIAL. EACH ISSUER, THE AGENTS AND THE HOLDERS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

      SECTION 10.11. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may legally and effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency in New York, New York, on the Domestic Business Day immediately preceding the day on which final judgment is given.

      (b) The obligation of each Issuer in respect of any sum due to any Holder in Dollars shall, to the extent permitted by applicable law, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Domestic Business Day following receipt of any sum adjudged to be so due in the judgment currency such Holder may in accordance with normal banking procedures purchase Dollars in the amount originally due to such Holder with the judgment currency. If the amount of Dollars so purchased is less than the sum originally due to such Holder, each Issuer agrees, as to amounts owed by it under this Agreement, as a separate obligation and notwithstanding any such judgment, to indemnify such Holder against the resulting loss; and if the amount of Dollars so purchased is greater than the sum originally due to such Holder, such Holder agrees to repay such excess.


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

      SECTION 10.12. Waiver of Immunity. To the extent that either Issuer has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid or execution, or otherwise) with respect to itself or its property, such Issuer hereby irrevocably waives such immunity in respect of its obligations hereunder and under the Notes to the extent permitted by applicable law and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section shall have effect to the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America and are intended to be irrevocable for purposes of such Act.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              SAVIA, S.A. de C.V.

                              By: /s/ Heriberto S. Muzza-Cavazos
                                  ----------------------------------------------
                                  Title: Attorney-in-Fact

                              By: /s/ Francisco J. Garza Barbosa
                                  ----------------------------------------------
                                  Title: Attorney-in-Fact
                                  Address: Ave. Batallon de San Patricio No. 111
                                           Cuarto piso Col. Valle Oriente C.P.
                                           66269 San Pedro Garza Garcia,
                                           N.L. Mexico

                                  With a copy to:

                                  Milbank, Tweed, Hadley and McCloy
                                  1 Chase Manhattan Plaza
                                  New York, NY 10005
                                  Attention: Howard S. Kelberg
                                  Telephone: (212) 530-5000
                                  Facsimile: (212) 530-5219


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

                                  DNAP HOLDING CORPORATION

                                  By: /s/ Bernardo Jimenez
                                      ------------------------------------------
                                      Title: Chief Executive Officer

                                  By: /s/ Arthur H. Finnel
                                      ------------------------------------------
                                      Title: Executive Vice President
                                      Address: 6701 San Pablo Ave.
                                               Oakland, CA 94608

                                      With a copy to:

                                      Thompson & Knight, P.C.
                                      1700 Pacific Ave.
                                      Suite 3300
                                      Dallas, TX 75201
                                      Attention: Joe A. Rudberg
                                      Telephone: (214) 969-1700
                                      Facsimile: (214) 969-1751


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

HOLDERS

                                    J.P. MORGAN SECURITIES INC.

                                    By: /s/ Kathryn Collins
                                        ----------------------------------------
                                        Title: Vice President


                                    BANCO INBURSA, S.A., INSTITUCION
                                         DE BANCA MULTIPLE
                                         GRUPO FINANCIERO INBURSA --
                                         GRAND CAYMAN BRANCH

                                    By: /s/ Jose Heredia Breton
                                        ----------------------------------------
                                        Title: International Director

                                    By: /s/ Luis Frias Humphrey
                                        ----------------------------------------
                                        Title: Vice President International


                                    NESBITT BURNS SECURITIES INC.,
                                         a subsidiary of Bank of Montreal

                                    By: /s/ Ian Thompson
                                        ----------------------------------------
                                        Title: Business Manager


                                    BANK OF MONTREAL

                                    By: /s/ Peter Vaky
                                        ----------------------------------------
                                        Title: Managing Director

                                    CITIBANK MEXICO, S.A.
                                         GRUPO FINANCIERO CITIBANK

                                    By: /s/ Pedro Cedillo
                                        ----------------------------------------
                                        Title: Regional Director


                                    SALOMON SMITH BARNEY INC.

                                    By: /s/ Mario Espinosa
                                        ----------------------------------------
                                        Title: Vice President


                                    GENERAL ELECTRIC CAPITAL
                                         CORPORATION

                                    By: /s/ Michael A. Gaudino
                                        ----------------------------------------
                                        Title: Vice President & General Manager


                                    ING BANK, N.V. acting through its
                                         Curacao Branch

                                    By: /s/ W.A. Rademaker
                                        ----------------------------------------
                                        Title: Assistant General Manager

                                    By: /s/ H.F.J. ten Holt
                                        ----------------------------------------
                                        Title: Financial Controller

                                    COOPERATIEVE CENTRALE
                                         RAIFFEISEN-BOERENLEENBANK
                                         B.A., "RABOBANK NEDERLAND",
                                         NEW YORK BRANCH

                                    By: /s/ Edward Peyser
                                        ----------------------------------------
                                        Title: Senior Vice President

                                    By: /s/ O.T. Quast
                                        ----------------------------------------
                                        Title: Vice President


                                    GLOBAL FINANCIAL SERVICES, L.L.C.

                                    By: /s/ Gerardo Chapa
                                        ----------------------------------------
                                        Title: Managing Director


                                    BANCA SERFIN, S.A. INSTITUCION DE
                                        BANCA MULTIPLE, GRUPO
                                        FINANCIERO SERFIN

                                    By: /s/ Gerardo Abramo Martinez
                                        ----------------------------------------
                                        Title:Vice President Corporate Banking

                                    By: /s/ Carlos A. Rodriguez Velasgez
                                        ----------------------------------------
                                        Title: Senior Executive

                                    KZH CRESCENT LLC

                                    By: /s/ Virginia Conway
                                        ----------------------------------------
                                        Title: Authorized Agent


                                    KZH CRESCENT-2 LLC

                                    By: /s/ Virginia Conway
                                        ----------------------------------------
                                        Title: Authorized Agent


                                    KZH CRESCENT-3 LLC

                                    By: /s/ Virginia Conway
                                        ----------------------------------------
                                        Title: Authorized Agent


                                    ORIX USA CORPORATION

                                    By: /s/ John Roudabush
                                        ----------------------------------------
                                        Title: Senior Vice President

                                    MORGAN GUARANTY TRUST
                                         COMPANY OF NEW YORK,
                                         as Administrative and Documentation
                                         Agent

                                    By: /s/ Luisamaria Ruiz Carlile
                                        ----------------------------------------
                                        Title: Vice President
                                        Address: 60 Wall Street
                                                 New York, NY  10260-0060
                                        Attention: Edward Wirth (Operations)
                                        Facsimile: (302) 634-4267


                                    BANKERS TRUST COMPANY,
                                         as Registrar and Paying Agent

                                    By: /s/ Peter M. Lagatta
                                        ----------------------------------------
                                        Title: Assistant Vice President
                                        Address: Bankers Trust Company
                                                 Four Albany Street
                                                 New York, NY 10006
                                        Attention: Corporate Trust and Agency
                                                   Services
                                        Facsimile: (212) 250-0933


                                    CITIBANK, N.A., as U. S. Collateral Agent

                                    By: /s/ Wafaa Orfy
                                        ----------------------------------------
                                        Title: Senior Trust Officer
                                        Address: 111 Wall Street, 5th Floor
                                                 New York, NY 10005
                                        Attention: Wafaa Orfy
                                                   Corporate Agency & Trust
                                        Facsimile: (212) 657-3862